                                                                     EXHIBIT 2.1


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                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                           SCORES HOLDING COMPANY INC.
                               A UTAH CORPORATION



                            SCORES ACQUISITION CORP.
                             A DELAWARE CORPORATION

                                       AND

                             HEIR HOLDING CO., INC.
                             A DELAWARE CORPORATION













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                         LIST OF EXHIBITS AND SCHEDULES
                                       TO
                          AGREEMENT AND PLAN OF MERGER


                                    EXHIBITS

Exhibit 2.1          Form of Parent Convertible Debenture

Exhibit 2.2          Escrow Agreement

Exhibit 6.1(b)       Opinion of Kaplan Gottbetter & Levenson, LLP

Exhibit 6.2(b)       Opinion of Kaplan Gottbetter & Levenson, LLP


                                   SCHEDULES


Schedule 2.1(b) List of Company Shareholders and Number of Parent Exchange Shares to be Received

Schedule 4.1(a)      Company Jurisdictions

Schedule 4.1(b)      Company Conflicts

Schedule 4.1(f)      Company Real Property/Leases/Personal Property

Schedule 4.1(h)      Company Accounts Receivable

Schedule 4.1(j)      Company Taxes

Schedule 4.1(m)      Company Legal Proceedings

Schedule 4.1(n)      Company Absence of Certain Changes

Schedule 4.1(o)      Company Material Contracts

Schedule 4.1(p)      Company Insurance

Schedule 4.1(s)      Company Intellectual Property

Schedule 4.1(x)      Company Related Transactions


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



            THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of August 7, 2002, by and among Scores Holding Company Inc., a Utah corporation ("Parent"), Scores Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("Acquisition"), and HEIR Holding Co. Inc., a Delaware corporation (the "Company").

            WHEREAS, the respective Boards of Directors of Acquisition and the Company have each determined that it is in the best interests of their respective shareholders for Acquisition to merge with and into the Company and for the Company to become a wholly-owned subsidiary of Parent, upon the terms and subject to the conditions set forth in this Agreement;

            WHEREAS, the Board of Directors of Parent has approved this Agreement and the merger of Acquisition with and into the Company in exchange for stock of the Parent as provided herein (the "Merger"); and

            WHEREAS, the Board of Directors of the Company has, in light of and upon the terms and subject to the conditions set forth herein, (i) determined that the Merger is fair to and in the best interests of the Company and its shareholders and (ii) resolved to approve and adopt this Agreement and the transactions contemplated hereby and to recommend approval and adoption by the shareholders of the Company of this Agreement and the Merger.

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Acquisition and the Company hereby agree as follows:


                                    ARTICLE I

                                   THE MERGER

            1.1 The Merger. At the Effective Time (as hereinafter defined) and upon the terms and subject to the conditions of this Agreement and the Delaware General Corporation Law (the "DGCL"), Acquisition shall be merged with and into the Company pursuant to the Merger. Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") under the name Scores Licensing Corp. and the separate corporate existence of Acquisition shall cease. As part of the Merger, the 3,000,000 Company shares owned by the Company shareholders shall be exchanged for 3,000,000 shares of Parent's restricted common stock as more fully described in Section 2.1(b) of this Agreement.

            1.2 Effective Time. The Merger shall be consummated as promptly as practicable after satisfaction or waiver of all conditions to the Merger set forth herein, by filing with the Secretary of State of the State of Delaware a certificate of merger (the "Certificate of Merger") or other appropriate documents, executed in accordance with the relevant provisions of the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger. The time of such filing shall be referred to herein as the "Effective Time."

            1.3 Effects of the Merger. At the Effective Time, all the rights, privileges, immunities, powers and franchises of the Company and Acquisition and all property, real, personal


                                       10
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and mixed, and every other interest of, or belonging to or due to each of the
Company and Acquisition shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of the Company and Acquisition shall become the debts, liabilities, obligations and duties of the Surviving Corporation without further act or deed, all in the manner and to the full extent provided by the DGCL. Whenever a conveyance, assignment, transfer, deed or other instrument or act is necessary to vest any property or right in the Surviving Corporation, the directors and officers of the respective constituent corporations shall execute, acknowledge and deliver such instruments and perform such acts, for which purpose the separate existence of the constituent corporations and the authority of their respective directors and officers shall continue, notwithstanding the Merger.

            1.4 Certificate of Incorporation. The Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation and thereafter may be amended or repealed in accordance with its terms and applicable law.

            1.5 By-Laws. At the Effective Time and without any further action on the part of the Company and Acquisition, the By-laws of the Company shall be the By-laws of the Surviving Corporation and thereafter may be amended or repealed in accordance with their terms or the Certificate of Incorporation of the Surviving Corporation and as provided by law.

            1.6 Directors. The directors of the Company at the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

            1.7 Officers. The officers of the Company at the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly appointed and qualified, as the case may be.

            1.8 Tax-Free Reorganization. The parties intend that the Merger shall be treated as a tax-free exchange pursuant to Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"). No party shall take any action or fail to take any action that would adversely affect the treatment of the Merger as a tax-free exchange.


                                   ARTICLE II

                              CONVERSION OF SHARES

            2.1 Cancellation of Acquisition Shares; Acquisition of Company Shares by Parent; Issuance of Parent Shares to Company Shareholders; Exchange of Parent's Convertible Debentures for Company's Convertible Debentures. (a) All 1,000 of the shares of common stock, par value $.001, of Acquisition outstanding immediately prior to the Effective Time (all of which shares are owned by Parent) shall, by virtue of the Merger and without any action on the part of Parent, be automatically cancelled.

            (b) All 3,000,000 of the outstanding shares of common stock, $.001 par value, of the Company outstanding immediately prior to the Effective Time (the "Company Shares") shall, by


                                       11
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virtue of the Merger, be exchanged with Parent, on a one for one basis, in accordance with Schedule 2.1(b) hereof, for an aggregate of 3,000,000 restricted common shares of Parent (the "Parent Exchange Shares").

            (c) The $1,000,000 of convertible debentures of the Company (the "Company Debentures") outstanding immediately prior to the Effective Time shall, pursuant to the Merger, be exchanged for $1,000,000 of convertible debentures of Parent in the form attached hereto as Exhibit 2.1 (the "Parent Debentures"). The Parent Debentures shall be identical in all material respects to the Company Debentures. Following such exchange, the Company Debentures shall be cancelled by Parent. By virtue of operation of law, this Agreement and Plan of Merger and the Certificate of Merger, Parent, through the Parent Debentures, will assume and be responsible for all Company obligations under the Company Debentures and where applicable, the Convertible Debenture Purchase Agreement (the "Purchase Agreement") made as of August 7, 2002 by and between the Company and HEM Mutual Assurance LLC.

            2.2 Escrowed Shares. (a) At the Closing, Parent shall deposit into escrow with Kaplan Gottbetter & Levenson, LLP, as escrow agent (the "Escrow Agent"), 6,000,000 shares of Parent (the "Escrowed Shares") in the denominations set forth in Schedule 1 of the Purchase Agreement, in accordance with the escrow agreement substantially in the form of Exhibit 2.2 annexed hereto. The Escrowed Shares shall be released from escrow only in accordance with this Section 2.2 and the Escrow Agreement.

            (b) Upon conversion of the unpaid principal part of the Parent Debentures by the holder or holders thereof, in accordance with the terms of the Parent Debentures, which as to conversion rights and procedures is contained in
Section 4 of the Parent Debentures, Parent shall direct the Escrow Agent to release Escrowed Shares to such holder or holders.

            (c) The Escrow Agent shall retain custody of the Escrowed Shares until the earlier of (i) full conversion of the Parent Debentures; (ii) the Maturity Date of the Parent Debentures; or (iii) the written agreement of the parties to terminate the Escrow Agreement.

            2.3 Rule 504 Securities. The Company Debentures (which include the Company shares issuable upon conversion of the Company Debentures) were sold in accordance with Rule 504 of Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), and Article 51 and related regulations of the Colorado Securities Act, to an accredited investor residing in the State of Colorado. Accordingly, pursuant to Rule 504, the applicable Colorado statutes, and Section 3(a)(9) of the Securities Act, the Company Debentures (which include the Company Shares issuable upon conversion thereof) and subsequently the Parent Debentures (which include the Escrowed Shares issuable upon conversion thereof) may be issued without a restrictive legend and will be available for immediate resale in accordance with Rule 504.


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                                   ARTICLE III

                                     CLOSING

            Subject to satisfaction of the conditions to closing set forth in this Agreement and unless this Agreement is otherwise terminated in accordance with the provisions contained herein, the closing of the Merger and the transactions contemplated hereby (the "Closing") shall take place (i) at the offices of Kaplan Gottbetter & Levenson, LLP, 630 Third Avenue, New York, New York as promptly as practicable (and in any event within five business days) after satisfaction or waiver, if permissible, of the conditions set forth in this Agreement or (ii) at such other time, date or place as Parent and the Company may mutually agree (the "Closing Date").


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            4.1 Representations and Warranties of the Company. The Company and the Company Shareholders jointly and severally represent and warrant to Parent and Acquisition as follows:

            (a) Organization and Good Standing.

                  i. Schedule 4.1(a) contains a complete and accurate list for the Company of its jurisdiction of incorporation and other jurisdictions in which it is qualified to do business. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it owns or uses, and to perform all its obligations under the Applicable Contracts. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

            (b) Authority; No Conflict.

                  i. This Agreement and any agreement executed in connection herewith constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms. The Company has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and any agreement executed in connection herewith and to perform its obligations hereunder and thereunder.

                  ii. Except as set forth in Schedule 4.1(b), neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):


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                        a. contravene, conflict with or result in a violation of
(x) any provision of the Organizational Documents of the Company or (y) any resolution adopted by the board of directors or the shareholders of the Company;

                        b. contravene, conflict with or result in a violation of, or give any governmental body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or any of the assets owned or used by the Company may be subject;

                        c. contravene, conflict with or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Applicable Contract;

                        d. result in the imposition or creation of any material encumbrance upon or with respect to any of the assets owned or used by the Company;

                        e. cause the Company to become subject to, or to become liable for the payment of, any tax; or

                        f. cause any of the assets owned by the Company to be reassessed or revalued by any taxing authority or other governmental body, except in connection with the transfer of real estate pursuant to this Agreement or the transactions contemplated hereby.

            (c) Capitalization and Ownership of the Shares of the Company. The authorized capital stock of the Company consists of 10,000,000 shares of common stock, $.001 par value, of which 3,000,000 shares (the "Shares") are issued and outstanding and 1,000,000 shares of preferred stock, $.001 par value, of which no shares are issued and outstanding. With the exception of the Shares, there are no other outstanding equity securities of the Company. No legend or other reference to any purported encumbrance appears upon any certificate representing the Shares other than a standard Securities Act legend. The Shares have been duly authorized and validly issued and are fully paid and non-assessable. There are no contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company. None of the outstanding Shares were issued in violation of the Securities Act or any other legal requirement. The Company does not own, and has no contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

            (d) Financial Statements. The Company has delivered to Parent a balance sheet of the Company as at July 31, 2002 (the "Company Balance Sheet"), and a profit and loss statement for the seven month period ended July 31, 2002. Such financial statements fairly present the financial condition and the results of operations of the Company as at the respective dates of and for the periods referred to in such financial statements.

            (e) Books and Records. The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Parent, are complete and correct and have been maintained in accordance with sound business practices, including the


                                       14
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maintenance of an adequate system of internal controls. The minute books of the
Company contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Board of Directors, and any committees of the Board of Directors.

            (f) Title to the Properties; Encumbrances. Schedule 4.1(f) contains a complete and accurate list of all real property owned by the Company and all material fixed personal property, leaseholds or other interests therein owned or leased by the Company. The Company has good and marketable title to all the properties, interest in such properties and assets, real and personal, reflected in the Company Balance Sheet or acquired after the date of such balance sheet (except properties, interests and assets sold or otherwise disposed of since such date, in the Ordinary Course of Business), free and clear of all mortgages, liens, pledges, charges or encumbrances except (i) mortgages and other encumbrances referred to in the notes to such balance sheet, (ii) liens for current taxes not yet due and payable and (iii) such imperfections of title and easements as do not materially detract from or interfere with the present use of the properties subject thereto or affected thereby, or otherwise materially impair present business operations at such properties.

            (g) Condition and Sufficiency of Assets. The buildings, plants, structures, and equipment of the Company are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs. The building, plants, structures and equipment of the Company are sufficient for the continued conduct of the Company's business after the Closing in substantially the same manner as conducted prior to the Closing.

            (h) Accounts Receivable. All accounts receivable of the Company that are reflected on the Company Balance Sheet or on the accounting records of the Company as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date collectible net of the respective reserves shown on the Company Balance Sheet or on the accounting records of the Company as of the Closing Date (which reserves are adequate and calculated consistent with past practice). Subject to such reserves, to the Company's Knowledge, each of the Accounts Receivable either have been or will be collected in full without set-off. There is no contest, claim or right of set-off, other than returns in the Ordinary Course of Business, under any contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable.
Schedule 4.1(h) contains a complete and accurate list of all Accounts Receivable as of the date of the Balance Sheet, which list sets forth the aging of such Accounts Receivable.

            (i) No Undisclosed Liabilities. There are no material liabilities of the Company other than:

                  i. Liabilities set forth on, reserved against or reflected in the Company Balance Sheet and notes thereto;


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                  ii. Liabilities disclosed in this Agreement, the Exhibits
attached hereto, and in the Schedules or lists furnished pursuant hereto (and for this purpose, the disclosure of facts, circumstances, situations and conditions in the Schedules shall be deemed disclosure of liabilities which arise from such facts, circumstances, situations and conditions regardless of whether, when or in what form such liabilities may arise in the future); or

                  iii. Liabilities incurred in the Ordinary Course of Business since the Company Balance Sheet date, none of which had a material adverse effect on the business, financial condition or results of operations of the Company, and none of which is required to be recorded under GAAP in respect of any period prior to the Company Balance Sheet date, and none of which is in respect of a material claim for damages, fines or other legal relief.

            (j) Taxes.

                  i. The Company has filed or caused to be filed on a timely basis all tax returns that are or were required to be filed by it pursuant to applicable Legal Requirements. The Company has paid, or made provision for the payment of, all taxes that have or may have become due pursuant to those tax returns or otherwise, or pursuant to any assessment received by the Company, except such taxes, if any, as are listed in Schedule 4.1(j) and are being contested in good faith as to which adequate reserves have been provided in the Company Balance Sheet.

                  ii. All tax returns filed by the Company are true, correct and complete in all material respects.

            (k) Employee Benefits. The Company does not sponsor or otherwise maintain a "pension plan" within the meaning of Section 3(2) of ERISA or any other retirement plan other than the Company Profit Sharing and 401(k) Plan and Trust that is intended to qualify under Section 401 of the Code, nor do any unfunded liabilities exist with respect to any employee benefit plan, past or present. No employee benefit plan, any trust created thereunder or any trustee or administrator thereof has engaged in a "prohibited transaction," as defined in Section 4975 of the Code, which may have a material adverse effect on the condition, financial or otherwise, of the Company.

            (l) Governmental Authorizations. The Company has all permits that are or will be legally required to enable it to conduct its business in all material respects as now conducted.

            (m) Legal Proceedings; Orders.

                  i. Except as set forth in Schedule 4.1(m), there is no material pending Proceeding:

                        a. that has been commenced by or against the Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company; or

                        b. that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any Contemplated Transaction.


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                  ii. Except as set forth in Schedule 4.1(m):

                        a. there is no material Order to which the Company, or any of the assets owned or used by the Company, is subject; and

                        b. no officer, director, agent, or employee of the Company is subject to any material Order that prohibits such offer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company.

            (n) Absence of Certain Changes and Events. Except as set forth in
Schedule 4.1(n), since the date of the Company Balance Sheet, the Company has conducted its business only in the Ordinary Course of Business, there has not been any material adverse effect on the Company's business or operations, and there has not been any:

                  i. change in the authorized or issued capital stock of the Company; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                  ii. amendment to the Organizational Documents of the Company;

                  iii. payment or increase by the Company of any bonuses, salaries, or other compensation to any shareholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

                  iv. adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

                  v. damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company, taken as a whole;

                  vi. receipt of notice that any of its substantial customers has terminated or intends to terminate its relationship, which termination would have a material adverse effect on its financial condition, results or operations, business assets or properties;

                  vii. entry into any transaction other than in the Ordinary Course of Business;

                  viii. entry into, termination of, or receipt of written notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any contract or transaction involving a total remaining commitment by or to the Company of at least $10,000.


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                  ix. sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company;

                  x. cancellation or waiver of any claims or rights with a value to the Company in excess of $10,000.

                  xi. material change in the accounting methods used by the Company; or

                  xii. agreement, whether oral or written, by the Company to do any of the foregoing.

            (o) Contracts; No Defaults.

                  i. Schedule 4.1(o) contains a complete and accurate list, and complete copies of:

                        a. each Applicable Contract that involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of $10,000;

                        b. each Applicable Contract that involves performance of services or delivery of goods or materials to the Company of an amount or value in excess of $10,000;

                        c. each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures by or receipts of the Company in excess of $10,000;

                        d. each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements with terms of less than one year);

                        e. each licensing agreement or other Applicable Contract with respect to patents trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors;

                        f.    each Applicable Contract for capital
expenditures in excess of $10,000;

                  ii. Except as set forth in Schedule 4.1(o), each contract identified or required to be identified therein is in full force and effect and is valid and enforceable in accordance with its terms.

                  iii. The Company is, and at all times since the Company Balance Sheet date has been, in material compliance with all applicable terms and requirements of each contract under which the Company has or had any obligation or liability or by which the Company or any of the assets owned or used by the Company is or was bound.

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            (p) Insurance. Schedule 4.1(p) contains a schedule of all insurance policies to which the Company is a party or under which the Company, or any director of the Company, is or has been covered at any time within the two (2) years preceding the date of this Agreement. All such insurance policies are sufficient for material compliance with all Legal Requirements and contracts to which the Company is a party or by which it is bound. Schedule 4.1(p) contains a list of material insurance claims relating to the Company within the last two
(2) years.

            (q) Environmental Matters.

                  i. The Company is in compliance in all material respects with all Environmental Laws (as defined below).

                  ii. There are no existing or, to the Company's Knowledge, potential Environmental Claims (as defined below), nor has the Company or any Company Shareholder have Knowledge or received any notification of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, any disposal, release, or threatened release at any location of any Hazardous Substance (as defined below) stored, generated or transported by the Company.

                  iii. Definitions. For purposes of this Agreement, Environmental Laws shall mean all federal, state, district, local and foreign laws, all rules or regulations promulgated thereunder, and all orders, consent orders, judgments, notices, permits, or demand letters issued, promulgated, or entered pursuant thereto, relating to pollution or protection of the environment (including without limitation ambient air, surface water, ground water, land surface, or subsurface strata), including without limitation (x) laws relating to emissions, discharges, releases or threatened releases, or threatened releases of pollutants, contaminants, chemicals, materials, wastes or other substances into the environment and (y) laws relating to the identification, generation, manufacture, processing, distribution, use, treatment, storage, disposal, recovery, transport or other handling of pollutants, contaminants, chemicals, industrial materials, wastes or other substances.

                  iv. For purposes of this Agreement, Environmental Claims shall mean all accusations, allegations, notice of violations, liens, claims, demands, suits or causes of action or any damage, including without limitation, personal injury, property damage (including any depreciation of property values), lost use of property, or consequential damages, arising directly or indirectly out of Environmental Conditions or Environmental Laws.

                  v. For purposes of this Agreement, Environmental Conditions shall mean the state of environment, including natural resources (e.g. flora and fauna), soil, surface water, ground water, any present or potential drinking water supply, subsurface strata, or ambient air, relating to or arising out of the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, pouring, emptying, discharging, injection, escaping, leaching, disposal, dumping, or threatened release of Hazardous Substances by the Company, any of its subsidiaries or any of their respective predecessors or such predecessors in interest, agents, representatives, employees, or independent contractors.

                  vi. For purposes of this Agreement, Hazardous Substances shall mean all pollutants, contaminants, chemicals, wastes, and any other carcinogenic, ignitable, corrosive, reactive, toxic, or otherwise hazardous substances or materials (whether solids, liquids or gases), including but not limited to any substances, materials, or wastes subject to regulation, control, or remediation under Environmental Laws.

            (r) Labor Relations; Compliance. Since the Company Balance Sheet date, there has not been, there is not presently pending or existing, and to the Company's Knowledge there is not threatened, (a) any strike, slowdown, picketing, work stoppage or employee grievance process, (b) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting any of the Company or its premises or (c) any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Company, and no such action is contemplated by the Company. To the Company's Knowledge, the Company has complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health and plant closing. The Company has not been determined liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

            (s) Intellectual Property.

                  i. Schedule 4.1(s) sets forth a complete and accurate list of
(a) all patents, patent applications, patent pendings, copyrights, trademarks, trademark registrations and trademark registration applications (collectively referred to herein as "Intellectual Property") which the Company owns or uses (whether or not under license from third parties) together with identification of all parties thereto under which the Company either obtains or grants the right to use any of said Intellectual Property; (b) all agreements and identification of all parties thereto under which the Company either obtains or grants the right to use any of said Intellectual Property; and (c) all validity, infringement or other opinions of counsel which relate to the validity, infringement and/or enforceability of any patent owned or controlled by a party other than the Company, which relates to any aspect of the business of the Company.

                  ii. The Company is the sole and exclusive owner of, and has the sole and exclusive right to use, all of said Intellectual Property without any obligation, consent or assignment of any kind from any third party. The Company's rights in the Intellectual Property are not being infringed by others, nor does the conduct by the Company infringe or conflict in any way upon the rights of the type enumerated herein owned by others. There is no claim, suit, action or proceeding pending or threatened against the Company or any of its subsidiaries (i) alleging any such conflict or infringement with any third party's proprietary rights or (ii) challenging the ownership, use, validity or enforceability of any of the Intellectual Property.

                  iii. The Company employs procedures to maintain the proprietary nature of, and owns and has the unrestricted right to use, all trade secrets, including know-how, inventions, designs, processes, computer software and documentation for such software and technical data, required for or incident to the development, manufacture, operation and sale of all products and services sold or proposed to be sold by the Company, free and clear of any liens or other encumbrances whatsoever, including without limitation all claims of current and former employees, consultants, officers, directors and shareholders of the Company.

                  iv. The Company has not entered into any consent, indemnification, forbearance to sue, settlement agreement or cross-licensing arrangement with any Person relating to the Intellectual Property.

                  v. The Company is not, nor will be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property.

            (t) Certain Payments. Since the Company Balance Sheet Date, neither the Company nor any director, officer, agent or employee of the Company has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or (iv) in violation of any Legal Requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

            (u) Brokers or Finders. The Company has not incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

            (v) Collective Bargaining. There are no labor contracts, collective bargaining agreements, letters of undertaking or other arrangements, formal or informal, between the Company and any union labor organization covering any of the Company's employees and none of said employees are represented by any union or labor organization.

            (w) Investment Intent. The shareholders of the Company acquiring the Parent Exchange Shares are acquiring such Parent Shares for their own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

            (x) Related Transactions. Except as set forth on Schedule 4.1(x), no shareholder of the Company or any related Person of the Company has any material interest in any property (whether real or personal, tangible or intangible), used in or pertaining to the business of the Company or has owned, as a record or beneficial owner, an equity interest or any other material financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the Company or (ii) engaged in competition with the Company with respect to any line of the products or services of the Company in any market presently serviced by the Company.

            (y) Inventory. To the Company's Knowledge: (i) All inventory of the Company, whether or not reflected in the Company Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Company Balance Sheet or on the accounting records of the Company as of the Closing Date, as the case may be; (ii) all inventories not written off have been priced as the lower of cost or market and subject to net realizable evaluation on a weighted average basis; and (iii) the quantities of each item of inventory (whether raw materials, work-in-process or finished goods) are not excessive and are reasonable based upon the present circumstances of the Company.

            4.2 Representations and Warranties of Parent and Acquisition. Parent and Acquisition jointly and severally represent and warrant to the Company as follows:

            (a) Organization and Good Standing. Parent and Acquisition are corporations duly organized, validly existing and in good standing under the laws of the States of Utah and Delaware, respectively, with full power and authority to conduct their businesses as they are now being conducted, to own or use the properties and assets that they own or use, and to perform all of their respective obligations under this Agreement and the Applicable Contracts. Acquisition is a newly-organized corporation formed for the sole purpose of consummating the Merger and the transactions contemplated thereby and has not conducted any business operations.

            (b) Capitalization. The authorized capital stock of Parent as of the date hereof consists of 50,000,000 shares of Common Stock, of which 15,999,676 shares of Common Stock were issued and outstanding as of July 31, 2002. The authorized, issued and outstanding capital stock of Acquisition consists of 1,000 shares of common stock, par value $.001 per share, all of which are owned by Parent.

            (c) Authority; No Conflict.

                  i. This Agreement constitutes the legal, valid and binding obligation of Parent and Acquisition, enforceable against Parent and Acquisition in accordance with its terms. Upon the execution and delivery by Parent and Acquisition of this Agreement, the Agreement will constitute the legal, valid and binding obligation of Parent and Acquisition, enforceable against Parent and Acquisition in accordance with its terms. Parent and Acquisition have the absolute and unrestricted right, power and authority to execute and deliver this Agreement and to perform their respective obligations thereby.

                  ii. Neither the execution and delivery of this Agreement by Parent and Acquisition nor the consummation or performance of any obligations contained in this Agreement by Parent or Acquisition will give any Person the right to prevent, delay, or otherwise interfere with this Agreement and any of the Contemplated Transactions.

                  iii. Neither Parent nor Acquisition is required to obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

            (d) Financial Statements. Parent has delivered to the Company a copy of its Form 10-KSB Annual Report for the fiscal year ended December 31, 2001 filed with the SEC ("Parent's Form 10-KSB Report"). The financial statements contained in Parent's Form 10-KSB Report are in all material respects in accordance with the books and records of Parent and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, all as more particularly set forth in the notes to such statements. The consolidated balance sheets present fairly as of their dates the consolidated financial condition of Parent and its subsidiaries. Except as and to the extent reflected or reserved against in such balance sheets (including the notes thereto), Parent did not have, as of the date of any such balance sheet, any material liabilities or obligations (absolute or contingent) of a nature customarily reflected in a balance sheet or the notes thereto. The Consolidated Statements of Operations, Consolidated Statements of Shareholders' Equity and changes in Consolidated Statements of Cash Flows present fairly the results of operations and changes in financial position of Parent and its subsidiaries for the periods indicated.

            (e) SEC Filings. Parent has delivered to the Company a copy of Parent's Form 10-KSB Report for the year ended December 31, 2001. Since December 31, 2001, Parent has timely filed all reports required to be filed with the SEC under the rules and regulations of the SEC and all such reports have complied in all material respects, as of their respective filing dates and effective dates, as the case may be, with all the applicable requirements of the Securities Exchange Act of 1934, as amended. As of the respective filing and effective dates, none of such reports (including without limitation, Parent's Form 10-KSB Report) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (f) Absence of Material Adverse Change. Since the date of the most recent balance sheet provided under Section 4.2(d) hereof, there have been no events, changes or occurrences which have had or are reasonably likely to have, individually or in the aggregate, a material adverse effect on Parent.

            (g) Issuance of Parent Exchange Shares and Escrowed Shares. The Parent Exchange Shares and Escrowed Shares, when issued in accordance with this Agreement, shall be duly authorized, validly issued, fully-paid and nonassessable.

            (h) Certain Proceedings. There is no pending Proceeding that has been commenced against Parent and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Parent's knowledge, no such Proceeding has been threatened.

            (i) Brokers or Finders. Parent has incurred no liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

                                    ARTICLE V

                                    COVENANTS

            5.1   Covenants of the Company.

            (a) Conduct of Business. Prior to and through the Closing Date, the Company shall:

                  i. conduct its business only in the Ordinary Course of Business;

                  ii. use its commercially reasonable efforts to preserve intact the current business organization of the Company, keep available the services of the current officers, employees and agents of the Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with the Company;

                  iii. not pay, incur or declare any dividends or distributions with respect to its shareholders or amend its Certificate of Incorporation or By-Laws, without the prior written consent of Parent;

                  iv. not authorize, issue, sell, purchase or redeem any shares of its capital stock or any options or other rights to acquire ownerships interests without the prior written consent of Parent;

                  v. not incur any indebtedness for money borrowed or issue and debt securities, or incur or suffer to be incurred any liability or obligation of any nature whatsoever, or cause or permit any lien, encumbrance or security interest to be created or arise on or in respect of any of its properties or assets;

                  vi. not make any investment of capital nature either by purchased stock or securities, contribution to capital, property transfer or otherwise, or by the purchase of any property or assets of any other Person;

                  vii. not do any other act which would cause representation or warranty of the Company in this Agreement to be or become untrue in any material respect or that is not in the ordinary course of business consistent with past practice;

                  viii. report periodically to Parent concerning the status of the business and operations of the Company; and

                  ix. confer with Parent concerning operational matters of a material nature.

            (b) Proposals; Other Offers. Commencing on the date of execution of this Agreement through the Closing Date, the Company shall not, directly or indirectly (whether through an employee, a representative, an agent or otherwise) solicit or encourage any inquiries or proposals, engage in negotiations for or consent to or enter into any agreement providing for the acquisition of the business. The Company shall not, directly or indirectly (whether through an employee, a representative, an agent or otherwise) disclose any nonpublic information relating to the Company or afford access to any of the books, records or other properties of the Company to any person or entity that is considering, has considered or is making any such acquisition inquiry or proposal relating to the Company's business.

            (c) Further Assurances. Prior to the Closing Date, with the cooperation of Parent and Acquisition where appropriate, the Company shall use commercially reasonable efforts to:

                  i. promptly comply with all filing requirements which federal, state or local law may impose on the Company with respect to the transactions contemplated by this Agreement; and

                  ii. take all actions necessary to be taken, make any filing and obtain any consent, authorization or approval of or exemption by any governmental authority, regulatory agency or any other third party (including without limitation, any landlord or lessor of the Company and any party to whom notification is required to be delivered or from whom any form of consent is required) which is required to be filed or obtained by the Company in connection with the transactions contemplated by this Agreement.

            (d) Access to Additional Agreements and Information. Prior to the Closing Date, the Company shall make available to the Parent and Acquisition (as well as its counsel, accountants and other representatives) any and all agreements, contracts, documents, other instruments and personnel material to the Company's business, including without limitation, those contracts to which the Company is a party and those by which its business or any of the Company's assets are bound.

            (e) Financial Information. The Company will furnish to Parent monthly financial information since the Company Balance Sheet date until the Closing in such form reasonably requested by Parent.

            5.2 Covenants of Parent and Acquisition.

            (a) Third Party Consents. Parent and Acquisition shall use all reasonable efforts to obtain any consent, authorization or approval of, or exemption by, any governmental authority or agency or other third party required to be obtained or made by it in connection with this Agreement or the consummation of the transactions contemplated hereby.

            (b) Further Assurances. Prior to the Closing Date, with the cooperation of the Company where appropriate, Parent and Acquisition shall:

                  i. promptly comply with all filing requirements which federal, state or local law may impose on Parent or Acquisition with respect to the transactions contemplated by this Agreement; and

                  ii. use its diligent efforts to take all actions necessary to be taken, make any filing and obtain any consent, authorization or approval of or exemption by any governmental authority, regulatory agency or any other third party which is required to be filed or obtained by Parent or Acquisition in connection with the transactions contemplated by this Agreement.

            (c) Actions by Acquisition. Acquisition shall take no action or enter into any agreements or arrangements except as may be required by this Agreement.

            (d) No Change in Capital Stock. Prior to the Effective Time, no change will be made in the authorized, issued or outstanding capital stock of Parent or Acquisition, and no subscriptions, options, rights, warrants, calls, commitments or agreements relating to the authorized, issued or outstanding capital stock of Parent or Acquisition will be entered into, issued, granted or created, except in the Ordinary Course of Business or with the prior written approval of the Company.

            5.3 Governmental Filings and Consents. The Company, Parent and Acquisition shall cooperate with one another in filing any necessary applications, reports or other documents with any federal or state agencies, authorities or bodies having jurisdiction with respect to the business of the Company or the transactions contemplated by this Agreement and in seeking any necessary approval, consultation or prompt favorable action of, with or by any of such agencies, authorities or bodies.

            5.4 Publicity. Any public announcement or press release relating to this Agreement or the transactions contemplated hereby must be approved by both the Company and Parent, in writing before being made or released. Parent shall have the right to issue a press release without Company's written approval if in the opinion of Parent's counsel such a release is necessary to comply with SEC Rules and Regulations provided that, the Company receives a copy of such prepared press release for purposes of review at least 24 hours before it is issued. This 24 hour period may be shortened if in the opinion of Parent's counsel it is required by law, provided that, the Company receives a copy of such release as long as reasonably practical before it is issued.

            5.5 Tax Returns. The current officers of the Company shall have the right to prepare any tax returns of the Company with respect to any period that ends on or before the Closing Date, which tax returns shall be prepared in a manner consistent with prior tax returns. Such tax returns shall be timely filed by the Company. Parent, Acquisition and the Company shall cooperate with said officers in the preparation of such tax returns. Neither Parent, Acquisition nor the Company may amend any Company tax return relating to a period through or including the Closing Date without the prior written consent of the shareholders of the Company immediately prior to the Closing Date.


                                   ARTICLE VI

                                   CONDITIONS

            6.1 Conditions to Obligations of Parent and Acquisition. The obligation of Parent and Acquisition to consummate the transactions contemplated by this Agreement is subject to the fulfillment of each of the following conditions, which may be waived in whole or in part by Parent and Acquisition to the extent permitted by applicable law:

            (a) Copies of Resolutions. At the Closing, the Company shall have furnished Parent and Acquisition with certified copies of resolutions duly adopted by the board of directors of the Company authorizing the execution, delivery and performance of the terms of this Agreement and all other necessary or proper corporate action to enable the Company to comply with the terms of this Agreement.

            (b) Opinion of Company's Counsel. The Company shall have furnished to Parent and Acquisition, at the Closing, with an opinion of Kaplan Gottbetter & Levenson, LLP, counsel to the Company, dated as of the Closing Date, substantially in the form of Exhibit 6.1(b) annexed hereto.

            (c) Accuracy of Representations and Warranties; Performance of Covenants. Each of the representations and warranties of the Company set forth in this Agreement was true, correct and complete in all material respects when made and shall also be true, correct and complete in all material respects at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date. The Company shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed by the Company at or prior to the Closing Date.

            (d) Delivery of Certificate. The Company shall have delivered to Parent and Acquisition a certificate, dated the Closing Date, and signed by an executive officer of the Company as set forth in Section 4.1 of this Agreement representing and affirming that the representations and warranties made by the Company were and are true, correct and complete as required by Section 6.1(c) above.

            (e) Consents and Waivers. At the Closing, any and all necessary consents, authorizations, orders or approvals shall have been obtained, except as the same shall have been waived by Parent and Acquisition.

            (f) Litigation. On the Closing Date, there shall be no effective injunction, writ or preliminary restraining order or any order of any kind whatsoever with respect to the Company issued by a court or governmental agency (or other governmental or regulatory authority) of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby or making consummation thereof unduly burdensome to Parent. On the Closing Date and immediately prior to consummation of the transactions contemplated by this Agreement, no proceeding or lawsuit shall have been commenced, be pending or have been threatened by any governmental or regulatory agency or authority or any other person with respect to the transactions contemplated by this Agreement.

            (g) Delivery of Documents and Other Information. Prior to the Closing Date, the Company shall have made available or delivered to Parent and Acquisition all of the agreements, contracts, documents and other instruments required to be delivered pursuant to the provisions of this Agreement.

            6.2 Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment of each of the following conditions, which may be waived in whole or in part by the Company to the extent permitted by law:

            (a) Copies of Resolutions. At the Closing, Parent and Acquisition shall have furnished the Company with certified copies of resolutions duly adopted by the board of directors of the Parent and Acquisition authorizing the execution, delivery and performance of the terms of this Agreement and all other necessary or proper corporate action to enable Parent and Acquisition to comply with the terms of this Agreement.

            (b) Opinion of Parent and Acquisition's Counsel. Parent and Acquisition shall have furnished the Company at the Closing, with an opinion of Kaplan Gottbetter & Levenson, LLP, counsel to Parent and Acquisition, dated as of the Closing Date, substantially in the form of Exhibit 6.2(b) annexed hereto.

            (c) Accuracy of Representations and Warranties; Performance of Covenants. Each of the representations and warranties of Parent and Acquisition was true, correct and complete in all material respects when made and shall also be true, correct and complete in all material respects at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date. Parent and Acquisition shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed by the Parent and Acquisition at or prior to the Closing Date.

            (d) Delivery of Certificate. Parent and Acquisition each shall have delivered to the Company a certificate, dated the Closing Date and signed by an executive officer of Parent and Acquisition, affirming that the representations and warranties of Parent and Acquisition as set forth in Section 4.2 of this Agreement were and are true, correct and complete as required by Section 6.2(c).

            (e) Consents and Waivers. On or prior to the Closing Date, any and all necessary consents, authorizations, orders or approvals shall have been obtained, except as the same shall have been waived by the Company.

            (f) Litigation. On the Closing Date, there shall be no effective injunction, writ or preliminary restraining order or any order of any kind whatsoever with respect to Company issued by a court or governmental agency (or other governmental or regulatory authority) of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated herein or making the consummation thereof unduly burdensome to the Company. On the Closing Date, no proceeding or lawsuit shall have been commenced, threatened or be pending or by any governmental or regulatory agency or authority or any other person with respect to the transactions contemplated by this Agreement.

            (g) Delivery of Documents and Other Information. Prior to the Closing Date, Parent and Acquisition shall have made available or delivered to the Company all of the agreements, contracts, documents and other instruments required to be delivered pursuant to the provisions of this Agreement.

                                   ARTICLE VII

                                   TERMINATION

            7.1 Termination by Mutual Agreement. This Agreement may be terminated at any time by mutual consent of the parties hereto, provided that such consent to terminate is manifested in writing and is signed by each of the parties hereto.

            7.2 Termination for Failure to Close. This Agreement may be terminated by any party hereto if the Closing shall not have occurred by August 17, 2002, provided that, the right to terminate this Agreement pursuant to this
Section 7.2 shall not be available to any party whose failure to fulfill any of its obligations hereunder has been the cause of or resulted in the failure to consummate the transactions contemplated hereby by the foregoing date.

            7.3 Termination by Operation of Law. This Agreement may be terminated by any party hereto if there shall be any statute, rule or regulation that renders consummation of the transactions contemplated hereby illegal or otherwise prohibited, or a court of competent jurisdiction or any government (or governmental authority) shall have issued an order, decree or ruling, or has taken any other action restraining, enjoining or otherwise prohibiting the consummation of such transactions and such order, decree, ruling or other action shall have become final and nonappealable.

            7.4 Termination for Failure to Perform Covenants or Conditions. This Agreement may be terminated prior to the Closing Date:

            (a) by Acquisition or Parent if: (i) any of the representations and warranties made in this Agreement by the Company shall not be materially true and correct, when made or at any time prior to consummation of the transactions contemplated hereby as if made at and as of such time; (ii) any of the conditions set forth in Section 6.1 hereof have not been fulfilled by the Closing Date; (iii) the Company shall have failed to observe or perform any of its material obligations under this Agreement; or (iv) as otherwise set forth herein; or

            (b) by the Company if: (i) any of the representations and warranties of Acquisition or Parent shall not be materially true and correct when made or at any time prior to consummation of the transactions contemplated hereby as if made at and as of such time; (ii) any of the conditions set forth in Section 6.2 hereof have not been fulfilled by the Closing Date; (iii) Parent and Acquisition shall have failed to observe or perform any of their material respective obligations under this Agreement; or (iv) as otherwise set forth herein.

            7.5 Effect of Termination or Default; Remedies. In the event of termination of this Agreement as set forth above, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto, provided that such party is a Non-Defaulting Party (as defined below). The foregoing shall not relieve any party from liability for damages actually incurred as a result of such party's breach of any term or provision of this Agreement.

            7.6 Remedies; Specific Performance. In the event that any party shall fail or refuse to consummate the transactions contemplated by this Agreement or if any default under or beach of any representation, warranty, covenant or condition of this Agreement on the part of any party (the "Defaulting Party") shall have occurred that results in the failure to consummate the transactions contemplated hereby, then in addition to the other remedies provided herein, the non-defaulting party (the "Non-Defaulting Party") shall be entitled to seek and obtain money damages from the Defaulting Party, or may seek to obtain an order of specific performance thereof against the Defaulting Party from a court of competent jurisdiction, provided that the Non-Defaulting Party seeking such protection must file its request with such court within forty-five (45) days after it becomes aware of the Defaulting Party's failure, refusal, default or breach. In addition, the Non-Defaulting Party shall be entitled to obtain from the Defaulting Party court costs and reasonable attorneys' fees incurred in connection with or in pursuit of enforcing the rights and remedies provided hereunder.


                                  ARTICLE VIII

                            SURVIVAL; INDEMNIFICATION

            8.1 Survival of Representations and Warranties of the Company. All representations and warranties of the Company shall survive the execution and delivery of this Agreement and the Closing hereunder and, except as set forth below, shall thereafter continue in full force and effect until the second anniversary of the Closing Date and shall thereafter terminate except to the extent that notice of the Company's liability in respect of any inaccuracy in or breach of any representation or warranty shall have been given on or prior to such first anniversary. Notwithstanding the foregoing, the representations and warranties of the Company set forth in Sections 4.1(j), 4.1(q) and 4.1(s) shall survive the Closing hereunder and shall thereafter continue in full force and effect until the sixth anniversary of the Closing Date and shall thereafter terminate except to the extent that notice of the Company's liability in respect of any inaccuracy in or breach of any representation or warranty shall have been given on or prior to such fourth anniversary.

            8.2 Survival of Representations and Warranties of the Parent and Acquisition. All representations and warranties of Parent and Acquisition shall terminate upon the Closing.

            8.3 Obligation of the Company and the Company Shareholders To Indemnify. The Company and each of the Company Shareholders jointly and severally agree to indemnify, defend and hold harmless the Parent and Acquisition (and their respective directors, officers, employees, affiliates, shareholders, agents, attorneys, successors and assigns) from and against all losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' and consultants' fees and disbursements) (collectively, "Losses") based upon, arising out of or otherwise in respect of any (i) inaccuracy in any representation or warranty of the Company contained in this Agreement or in the Schedules and Exhibits hereto or
(ii) breach of any covenant or agreement contained in this Agreement or the transactions contemplated hereby.

            8.4 Obligation of the Parent and Acquisition to Indemnify. The Parent and Acquisition agree jointly and severally to indemnify, defend and hold harmless the Company (and its directors, officers, employees, affiliates, shareholders, agents, attorneys, successors and assigns) from and against any Losses based upon, arising out of or otherwise in respect of any
(i) inaccuracy in any representation or warranty of Parent or Acquisition contained in this Agreement or (ii) breach of any covenant or agreement contained in this Agreement or the transactions contemplated hereby.

            8.5 Notice and Opportunity to Defend.

            (a) Promptly after receipt by any person entitled to indemnity under this Agreement (an "Indemnitee") of notice of any demand, claim or circumstances which, with the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee shall give notice thereof (the "Claims Notice") to any other party (or parties) who is or may be obligated to provide indemnification pursuant to
Section 8.3 or 8.4 (the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

            (b) The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within 30 days after the date the Claims Notice is given (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability and all reasonable expenses incurred by the Indemnitee in defending or compromising such Asserted Liability, all amounts required to be paid in connection with any such Asserted Liability pursuant to the determination of any court, governmental or regulatory body or arbitrator, and amounts required to be paid in connection with any compromise or settlement consented to by the Indemnitee, shall be borne by the Indemnifying Party. Except as otherwise provided in the immediately preceding sentence, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the objection of the other, provided, however, that consent to settlement or compromise shall not be unreasonably withheld. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of such Asserted Liability. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.


                                   ARTICLE IX

                                   DEFINITIONS

            The following terms, which are capitalized in this Agreement, shall have the meanings set forth below for the purpose of this Agreement.

            "Applicable Contract" means any Contract (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability or (c) by which the Company or any of the assets owned or used by it is or may become bound.

            "Company Shareholders" means Richard Goldring, Elliot Osher and William Osher.

            "Contemplated Transactions" means all of the transactions contemplated by this Agreement, including:

            (1) the Merger; and

            (2) the performance by the parties of their respective covenants and obligations under this Agreement.

            "ERISA" means the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to such law or any successor law.

            "GAAP" means generally accepted accounting principles in the United States, applied on a consistent basis.

            "Knowledge" means actual awareness by a Person of a fact or other matter after all due inquiry; references to "Company's Knowledge" shall be deemed to include the actual awareness after all due inquiry of each of the directors, executive officers and principal shareholders of the Company.

            "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational or other administrative law, ordinance, principle of common law, regulation, statute or treaty.

            "Order" means any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency or other governmental body or by any arbitrator.

            "Ordinary Course of Business" means an action taken by a Person where:

            (1) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

            (2) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

            (3) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

            "Organizational Documents" means the articles or certificate of incorporation and the by-laws of a corporation and any amendment thereto.

            "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or governmental body.

            "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any governmental body or arbitrator.

            "SEC" means the U.S. Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended.


                                    ARTICLE X

                                  MISCELLANEOUS

            10.1 Fees and Expenses. Except as otherwise provided in this Agreement, each party hereto will bear its own legal, accounting and other fees and expenses incident to the transactions contemplated herein.

            10.2 Modification, Amendments and Waiver. The parties hereto may amend, modify or otherwise waive any provision of this Agreement by mutual consent, provided that such consent and any amendment, modification or waiver is in writing and is signed by each of the parties hereto.

            10.3 Assignment. Neither the Company nor Parent or Acquisition shall have the authority to assign its respective rights or obligations under this Agreement without the prior written consent of the other parties hereto, except that Parent and Acquisition may assign all or any portion of its respective rights hereunder as security, without the prior written consent of the Company, to any lender, bank, financial institution or other entity providing financing to Parent and Acquisition in connection with consummation of the transactions contemplated hereby and the Company shall execute such documents as are necessary in order to effectuate such assignments.

            10.4 Successors. This Agreement shall be binding upon and, to the extent permitted in this Agreement, shall inure to the benefit of the parties and their respective successors and permitted assigns.

            10.5 Entire Agreement. This Agreement and the exhibits, lists and other documents referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements with respect thereto, whether written or oral.

            10.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts or choice of laws thereof.

            10.7 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto shall be in writing and delivered personally or sent by registered or certified mail (return receipt requested), postage prepaid, or by recognized overnight carrier, addressed as follows:

            If to Parent or Acquisition:  Scores Holding Company Inc.
                                          150 East 58th Street, 25th Floor
                                          New York, NY 10155
                                          Attn:  Richard Goldring, President

                                          with a copy to:

                                          Kaplan Gottbetter & Levenson, LLP
                                          630 Third Avenue
                                          New York, NY 10017
                                          Attn.:  Adam S. Gottbetter, Esq.

            If to the Company:            HEIR Holding Co., Inc.
                                          150 East 58th Street, 25th Floor
                                          New York, NY 10155
                                          Attn:  Richard Goldring, President

                                          with a copy to:

                                          Kaplan Gottbetter & Levenson, LLP
                                          630 Third Avenue
                                          New York, NY 10017
                                          Attn.:  Adam S. Gottbetter, Esq.

or to such other persons or addresses as may be designated in writing by the party to receive such notice. If mailed as aforesaid, the day of mailing or transmission shall be the date any such notice shall be deemed to have been delivered.

            10.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

            10.9 Rights Cumulative. All rights, powers and privileges conferred hereunder upon the parties, unless otherwise provided, shall be cumulative and shall not be restricted to those given by law. Failure to exercise any power given any party hereunder or to insist upon strict compliance by any other party shall not constitute a waiver of any party's right to demand exact compliance with any of the terms or provisions hereof.

            10.10 Severability of Provisions. The provisions of this Agreement shall be considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable. Notwithstanding the foregoing, the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

            10.11 Headings. The headings set forth in the articles and sections of this Agreement and in the exhibits and the schedules to this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date and year first above written.



                                       SCORES HOLDING COMPANY INC.


                                       By: /s/ Richard Goldring
                                           -----------------------------------
                                           Name:  Richard Goldring
                                           Title: President


                                       SCORES ACQUISITION CORP.


                                       By: /s/ Richard Goldring
                                           -----------------------------------
                                           Name:  Richard Goldring
                                           Title: President


                                       HEIR HOLDING CO., INC.


                                       By: /s/ Richard Goldring
                                           -----------------------------------
                                           Name:  Richard Goldring
                                           Title: President

            The undersigned hereby execute and deliver this Agreement solely for the purpose of being bound by the representations and warranties contained in
Section 4.1 hereof and the indemnification provisions contained in Section 8.3 hereof.



                                       /s/ Richard Goldring
                                       -----------------------------------
                                       Richard Goldring


                                       /s/ Elliot Osher
                                       -----------------------------------
                                       Elliot Osher


                                       /s/ William Osher
                                       -----------------------------------
                                       William Osher

                                   EXHIBIT 2.1

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER RULE 504 OF REGULATION D PROMULGATED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

US $1,000,000                                                    August 7, 2002

                   1% CONVERTIBLE DEBENTURE DUE AUGUST 6, 2007

      THIS DEBENTURE of Scores Holding Company Inc., a Utah corporation (the "Company"), in the aggregate principal amount of One Million Dollars (US $1,000,000) is designated as its $1,000,000 1% Convertible Debenture, due August 6, 2007 (the "Debentures").

      FOR VALUE RECEIVED, the Company promises to pay to HEM Mutual Assurance LLC or its registered assigns (the "Holder"), the aggregate principal sum of One Million Dollars (US $1,000,000), on or prior to August 6, 2007 (the "Maturity Date") and to pay interest to the Holder on the principal sum at the rate of one percent (1%) per annum. Interest shall accrue daily commencing on the Original Issuance Date (as defined in Section 1 below) in the form of cash, common stock of the Company or additional Debentures selected by the Company subject to the provisions of Section 2(b) hereof, until payment in full of the principal sum, together with all accrued and unpaid interest, has been made or duly provided for. If at any time after the Original Issuance Date an Event of Default has occurred and is continuing, interest shall accrue at the rate of fifteen percent (15%) per annum from the date of the Event of Default and the applicable cure period through and including the date of payment. Interest due and payable hereunder shall be paid to the person in whose name this Debenture (or one or more successor Debentures) is registered on the records of the Company regarding registration and transfers of the Debentures (the "Debenture Register"); provided, however, that the Company's obligation to a transferee of this Debenture shall arise only if such transfer, sale or other disposition is made in accordance with the terms and conditions hereof and of the Convertible Debenture Purchase Agreement (the "Purchase Agreement") by and between HEIR Holding Co., Inc. and the Purchaser (as such term is defined in the Purchase Agreement), dated as of August 7, 2002, as amended from time to time. A transfer of the right to receive principal and interest under this Debenture shall be transferable only through an appropriate entry in the Debenture Register as provided herein.

      This Debenture is subject to the following additional provisions:

      Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

      "Adjusted Conversion Price" means the lesser of the Fixed Conversion Price or the Floating Conversion Price one day prior to the record date set for the determination of stockholders entitled to receive dividends, distributions, rights or warrants as provided for in Sections 4(c)(ii), (iii) and (iv).

      "Conversion Date" shall have the meaning set forth in Section 4(a) hereof.

      "Conversion Ratio" means, at any time, a fraction, the numerator of which is the principal amount represented by the Debentures plus accrued but unpaid interest thereon, and the denominator of which is the Conversion Price at such time.

      "Fixed Conversion Price" shall have the meaning set forth in Section 4(c) hereof.

      "Floating Conversion Price" shall have the meaning set forth in Section 4(c) hereof.

      "Notice of Conversion" shall have the meaning set forth in Section 4(a) hereof.

      "Original Issuance Date" shall mean the date of the first issuance of this Debenture regardless of the number of transfers hereof.

      Section 2. Denominations of Debentures; Interest on Debentures. The Debentures are issuable in denominations of One Thousand Dollars (US$1,000.00) and integral multiples of One Thousand Dollars (US$1,000.00) in excess thereof. The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same, but shall not be issuable in denominations of less than integral multiplies of One Thousand Dollars (US$1,000.00). No service charge to the Holder will be made for such registration of transfer or exchange.

      Section 3. Events of Default and Remedies.

      I. "Event of Default," when used herein, means any one of the following events (whatever the reason and whether any such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

            (a) any default in the payment of the principal of or interest on this Debenture as and when the same shall become due and payable either at the Maturity Date, by acceleration, conversion, or otherwise;

            (b) the Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of, this Debenture, and such failure or breach shall not have been remedied within three
(3) Business Days of its receipt of notice of such failure or breach;

            (c) the occurrence of any event or breach or default by the Company under the Purchase Agreement or any other Transaction Document and such failure or breach shall not have been remedied within the cure period, if any, provided for therein;

            (d) the Company or any of its Subsidiaries shall commence a voluntary case under the United States Bankruptcy Code as now or hereafter in effect or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company under the Bankruptcy Code and the petition is not controverted within thirty (30) days, or is not dismissed within sixty (60) days, after commencement of the case; or a "custodian" (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of the Company or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company any such proceeding which remains undismissed for a period of sixty (60) days; or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of thirty (30) days; or the Company makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or the Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing;

            (e) the Company shall default in any of its obligations under any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company in an amount exceeding One Hundred Thousand Dollars ($100,000.00), whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

            (f) the Company shall have its Common Stock deleted or delisted, as the case may be, from the OTCBB or other national securities exchange or market on which such Common Stock is listed for trading or suspended from trading thereon, and shall not have its Common Stock relisted or have such suspension lifted, as the case may be, within five (5) Trading Days of such deletion or delisting;

            (g) notwithstanding anything herein to the contrary, the Company shall fail to deliver to the Escrow Agent share certificates representing the shares of Common Stock to be issued upon conversion of the Debentures within three (3) Business Days pursuant to the Company's receipt of notice from the Escrow Agent to the Company that additional shares of Common Stock are required to be placed in escrow pursuant to Section 4.13 of the Purchase Agreement,
Article 2 of the Escrow Agreement, and/or Section 4(b) of this Debenture;

            (h) the Company shall issue a press release, or otherwise make publicly known, that it is not honoring a properly executed Notice of Conversion (as defined in Section 4(a) hereof) for any reason whatsoever;

            (i) the Company issues or enters into an agreement to issue any equity or equity equivalent security with a floating conversion price substantially similar to the Debentures other than any securities issued at any time or from time to time to the Purchaser or any of its Affiliates or assigns during the period commencing on the date hereof and ending on the third anniversary of the date hereof.

      II. (a) If any Event of Default occurs and continues, beyond a cure period, if any, then the Holder may, by notice to the Company, accelerate all of the payments due under this Debenture by declaring all amounts so due under this Debenture, whereupon the same shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are waived by the Company, notwithstanding anything contained herein to the contrary, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. This shall include, but not be limited to the right to temporary, preliminary and permanent injunctive relief without the requirement of posting any bond or undertaking.

            (b) The Holder may thereupon proceed to protect and enforce its rights either by suit in equity and/or by action at law or by other appropriate proceedings whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Debenture or in aid of the exercise of any power granted in this Debenture, and proceed to enforce the payment of any of the Debentures held by it, and to enforce any other legal or equitable right of such Holder.

            (c) Except as expressly provided for herein, the Company specifically (i) waives all rights it may have (A) to notice of nonpayment, notice of default, demand, presentment, protest and notice of protest with respect to any of the obligations hereunder or the shares of Common Stock and
(B) notice of acceptance hereof or of any other action taken in reliance hereon, notice and opportunity to be heard before the exercise by the Holder of the remedies of self-help, set-off, or other summary procedures and all other demands and notices of any type or description except for cure periods; and (ii) releases the Holder, its officers, directors, agents, employees and attorneys from all claims for loss or damage caused by any act or failure to act on the part of the Holder, its officers, attorneys, agents, directors and employees except for gross negligence or willful misconduct.

            (d) As a non-exclusive remedy, upon the occurrence of an Event of Default, the Holder may convert the remaining principal amount of the Debentures and accrued interest thereon at the lesser of the Fixed Conversion Price or the Floating Conversion Price upon giving a Notice of Conversion to the Company. Except as otherwise provided herein, the Company shall not have the right to object to the conversion or the calculation of the applicable conversion price, and the Escrow Agent shall release the shares of Common Stock from escrow upon notifying the Company of the conversion.

      III. To effectuate the terms and provision of this Debenture, the Holder may give notice of any default to the Attorney-in-Fact as set forth herein and give a copy of such notice to the Company and its counsel, simultaneously, and request the Attorney-in-Fact to comply with the terms of this Debenture and the Purchase Agreement and all agreements entered into pursuant to the Purchase Agreement on behalf of the Company.

      Section 4. Conversion.

      (a) The unpaid principal amount of this Debenture shall be convertible into shares of Common Stock at the Conversion Ratio as defined below, and subject to the Limitation on Conversion described in Section 4.18 of the Purchase Agreement, at the option of the Holder, in whole or in part, at any time, commencing on the Original Issuance Date. Such shares of Common Stock shall be without any restriction and freely tradable upon resale pursuant to Rule 504 of Regulation D of the Securities Act. Any conversion under this
Section 4(a) shall be for a minimum principal amount of $10,000.00 of the Debentures plus the interest accrued and due thereon. The Holder shall effect conversions by surrendering the Debenture to be converted to the Escrow Agent, together with the form of notice attached hereto as Appendix I ("Notice of Conversion") in the manner set forth in Section 4(j) hereof. In connection with such conversions, Holder shall follow the Conversion Procedure as set forth in Appendix II attached hereto. Each Notice of Conversion shall specify the principal amount of Debentures to be converted, and the date on which such conversion is to be effected (the "Conversion Date") shall be on the date the Notice of Conversion is delivered pursuant to Section 4(j). Subject to Section 4 hereof, each Notice of Conversion, once given, shall be irrevocable. If the Holder is converting less than all of the principal amount represented by the Debentures tendered by the Holder in the Notice of Conversion, the Company shall deliver to the Holder a new Debenture for such principal amount as has not been converted within two (2) Business Days of the Conversion Date. In the event that the Escrow Agent holds the Debentures on behalf of the Holder, the Company agrees that in lieu of surrendering the Debentures upon every partial conversion, the Escrow Agent shall give the Company and the Holder written notice of the amount of the Debentures left unconverted. Upon conversion in full of the Debentures or upon the Maturity Date, the Escrow Agent shall return the Debentures to the Company for cancellation.

      (b) Not later than two (2) Business Days after the Conversion Date, the Escrow Agent shall deliver to the Holder (i) a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of the Debentures, and once the Debentures so converted in part shall have been surrendered to the Company, the Company shall deliver to the Holder Debentures in the principal amount of the Debentures not yet converted; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of the Debentures, until the Debentures are either delivered for conversion to the Escrow Agent or the Company or any transfer agent for the Debentures or Common Stock, or the Holder notifies the Company that such Debentures have been lost, stolen or destroyed and provides an affidavit of loss and an agreement reasonably acceptable to the Company indemnifying the Company from any loss incurred by it in connection with such loss, theft or destruction. In the case of a conversion pursuant to a Notice of Conversion, if such certificate or certificates are not delivered by the date required under this Section 4(b), the Holder shall be entitled, upon providing written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event, the Company shall immediately return the Debentures tendered for conversion.

      The Company agrees that at any time the conversion price of the Debentures are such that the number of Escrow Shares is less than 200% of the Full Conversion Shares, upon three (3) Business Days of the Company's receipt of notice of such circumstance from the Purchaser and/or the Escrow Agent, the Company shall issue share certificates in the name of the Purchaser in denominations of

10,000 shares and deliver the same to the Escrow Agent, in such number that the new number of Escrow Shares is equal to 200% of the Full Conversion Shares.

      (c) (i) The conversion price for the Debentures in effect on any Conversion Date shall be the LESSER of (a) $1.15 OR sixty-five percent (65%) of the average of the closing bid prices per share of the Common Stock during the five (5) Trading Days immediately preceding the Closing (as defined in the Purchase Agreement) (the "Fixed Conversion Price") OR (b) fifty percent (50%) of the average of the three (3) lowest closing bid prices per share of the Common Stock during the forty (40) Trading Days immediately preceding the Conversion Date (the "Floating Conversion Price"). For purposes of determining the closing bid price on any day, reference shall be to the closing bid price for a share of Common Stock on such date on the NASD OTC Bulletin Board, as reported on Bloomberg, L.P. (or similar organization or agency succeeding to its functions of reporting prices).

            (ii) If the Company, at any time while any of the Debentures are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock payable in shares of its capital stock (whether payable in shares of its Common Stock or of capital stock of any class), (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification any shares of capital stock of the Company, the Fixed Conversion Price as applied in Section 4(c)(i) shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock of the Company outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 4(c)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

            (iii) If, at any time while any of the Debentures are outstanding, the Company issues or sells shares of Common Stock, or options, warrants or other rights to subscribe for or purchase shares of Common Stock (excluding shares of Common Stock issuable upon exercise of options, warrants or conversion rights granted prior to the date hereof) and at a price per share less than the Per Share Market Value of the Common Stock at the issue date mentioned below, the Fixed Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such shares, options, warrants or rights plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value, and the denominator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock, the issuance of which resulted in an adjustment in the conversion price designated in Section 4(c)(i) pursuant to this Section 4(c)(iii), if any such right or warrant shall expire and shall not have been exercised, the Fixed Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the conversion price made pursuant to the provisions of this Section 4 after the issuance of such rights or warrants) had the adjustment of the conversion price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

            (iv) If, at any time while Debentures are outstanding, the Company distributes to all holders of Common Stock (and not to holders of Debentures) evidences of Company indebtedness or assets, or rights or warrants to subscribe for or purchase any security (excluding those referred to in Section 4(c)(iii) above), then, in each such case, the conversion price at which each Debenture shall thereafter be convertible shall be determined by multiplying (A) the Fixed Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the Per Share Market Value of the Common Stock determined as of the record date mentioned above less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith and the denominator of which shall be the Per Share Market Value of the Common Stock on such record date; provided, however, that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the holders of a majority of the principal amount of the Debentures then outstanding; and provided, further, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the Holder and all other holders of Debentures of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

            (v) All calculations under this Section 4 shall be made to the nearest 1/1000th of a cent or the nearest 1/1000th of a share, as the case may be. Any calculation over .005 shall be rounded up to the next cent or share and any calculation less than .005 shall be rounded down to the previous cent or share.

            (vi) In the event the conversion price is not adjusted pursuant to
Section 4(c)(ii), (iii), (iv), or (v), within two (2) Business Days following the occurrence of an event described therein, the Holder shall have the right to require the Company to redeem the Debentures at 140% of the Minimum Per Debenture Consideration and simultaneously pay such amount and all accrued interest and dividends to the Holder pursuant to the written instructions provided by the Holder.

            (vii) Whenever the Fixed Conversion Price is adjusted pursuant to
Section 4(c)(ii),(iii), (iv) or (v), or this Debenture is redeemed pursuant to
Section 4(c)(vi), the Company shall within two (2) days after the determination of the new Fixed Conversion Price mail and fax to the Holder and to each other holder of Debentures, a notice ("Company Notice of Conversion") setting forth the Fixed Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

            (viii) In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then each holder of Debentures then outstanding shall have the right thereafter to convert such Debentures only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange (except in the event the property is cash, then the Holder shall have the right to convert the Debentures and receive cash in the same manner as other stockholders), and the Holder shall be entitled upon such event to receive such amount of securities or property as the holder of shares of the Common Stock into which such Debentures could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this Section 4(c)(viii) upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges;

            (ix)  If:

                  (A) the Company shall declare a dividend (or any other distribution) on its Common Stock; or

                  (B) the Company shall declare a special non-recurring cash dividend redemption of its Common Stock; or

                  (C) the Company shall authorize the grant to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                  (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company (other than a subdivision or combination of the outstanding shares of Common Stock), any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

                  (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Debentures, and shall cause to be mailed and faxed to the Holder and each other holder of the Debentures at their last addresses and facsimile number set forth in the Debenture Register at least thirty (30) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice

      (d) If at any time conditions shall arise by reason of action or inaction taken by the Company, which action or inaction, in the opinion of the Board of Directors of the Company, is not adequately covered by the other provisions hereof and which might materially and adversely affect the rights of the Holder and all other holders of Debentures (different or distinguishable from the effect generally on rights of holders of any class of the Company's capital stock), the Company shall, at least thirty (30) calendar days prior to the effective date of such action, mail and fax a written notice to each holder of Debentures briefly describing the action contemplated and the material adverse effects of such action on the rights of such holders, and an Appraiser selected by the holders of majority in principal amount of the outstanding Debentures shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in this Section 4), of the conversion price (including, if necessary, any adjustment as to the securities into which Debentures may thereafter be convertible) and any distribution which is or would be required to preserve without diluting the rights of the holders of Debentures; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case the adjustment shall be equal to the average of the adjustments recommended by each such Appraiser. The Board of Directors of the Company shall make the adjustment recommended forthwith upon the receipt of such opinion or opinions or the taking of any such action contemplated, as the case may be; provided, however, that no such adjustment of the conversion price shall be made which, in the opinion of the Appraiser(s) giving the aforesaid opinion or opinions, would result in an increase of the conversion price above the conversion price then in effect.

      (e) The Company covenants and agrees that it shall, at all times, reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of the Debentures as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder of the Debentures, two (2) times such number of shares of Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 4(c) and Section 4(d) hereof) upon the conversion of the aggregate principal amount of the outstanding Debentures. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issuance, be duly and validly authorized and issued and fully paid and non-assessable.

      (f) No fractional shares of Common Stock shall be issuable upon a conversion hereunder and the number of shares to be issued shall be rounded up to the nearest whole share. If a fractional share interest arises upon any conversion hereunder, the Company shall eliminate such fractional share interest by issuing to the Holder an additional full share of Common Stock.

      (g) The issuance of a certificate or certificates for shares of Common Stock upon conversion of the Debentures shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issuance or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

      (h) The Debentures converted into Common Stock shall be canceled upon conversion.

      (i) On the Maturity Date, the unconverted principal amount of the Debentures and all interest due thereon shall either be paid off in full by the Company or, if payment in full is not received within five (5) Business Days after the Maturity Date, convert automatically into shares of Common Stock at the lesser of the Fixed Conversion Price and the Floating Conversion Price as set forth in Section 4(c)(i).

      (j) Each Notice of Conversion shall be given by facsimile to the Escrow Agent no later than 4:00 p.m. New York time. Upon receipt of such Notice of Conversion, the Escrow Agent shall forward such Notice of Conversion to the Company by facsimile by the end of the Business Day on which such notice is received by the Escrow Agent, assuming such receipt by 6:00 p.m. New York time, and if received by the Escrow Agent thereafter, on the next Business Day, at the facsimile number of the Company set forth in Section 12 hereof. Any such notice shall be deemed given and effective upon the transmission of such facsimile at the facsimile number specified in this Section 4(j) (with printed confirmation of transmission), and if to the Company, with a copy to the Escrow Agent. In the event that the Escrow Agent receives the Notice of Conversion after 4:00 p.m. New York time on any Business Day or at any time on a day that is not a Business Day, notice will be deemed to have been given the next following Business Day.

      Section 5. Redemption of Debentures.

      (a) At any time after the Execution Date, so long as no Event of Default has occurred that has not been cured, the Company shall have the option to redeem any unconverted amount of the Debentures, either in part or whole, upon no less than thirty (30) days written notice thereof given to the Holder with a copy to the Escrow Agent (the "Redemption Notice"), at one hundred forty percent (140%) of the unconverted amount of the Debentures plus accrued interest thereon (the "Redemption Price").

      (b) Within five (5) Business Days after giving the Redemption Notice, the Company shall deposit the Redemption Price by wire transfer to the IOLA account of the Escrow Agent. Upon receipt of the Redemption Price, the Escrow Agent shall release the Redemption Price to the Holder and return the remaining Debentures and Underlying Shares to the Company.

      (c) In the event that the Company fails to deposit the Redemption Price in the Escrow Agent's IOLA account number within the time allocated in section (b) above, then the redemption shall be declared null and void.

      Section 6. Shelf Registration. If any of the Underlying Shares required to be reserved for purposes of conversion of the Debentures require registration with or approval of any governmental authority under any federal (including but not limited to the Securities Act or similar federal statute then in force) or state law, or listing on any national securities exchange, before the Underlying Shares may be resold or transferred without any restrictions on their resale or transfer for reasons including, but not limited to, a material change in Rule 504 of Regulation D promulgated under the Securities Act or a change to the exemption for sales made to Accredited Investors in the state in which the Purchaser resides, the Company will, at its expense, as expeditiously as possible cause the Escrow Shares to be duly registered or approved or listed on the relevant national securities exchange, as the case may be. The Escrow Shares shall be registered by the Company under the Securities Act if required by
Section 7 and subject to the conditions stated therein.

      Section 7. Changes To Federal And State Securities Laws. So long as the Holder and/or its assigns owns any of the Debentures or the Underlying Shares and the Underlying Shares would not be freely transferable without registration, the Company agrees not to file a registration statement with the Commission, other than on Form 10, Form S-4 (except for a public reoffering or resale) or Form S-8 without first having registered the Escrow Shares for resale with the SEC and for resale in such states of the United States as the Holders thereof shall reasonably request. If the Company shall propose to file with the SEC any registration statement other than a Form 10, Form S-4 (except for a public reoffering or resale) or Form S-8 which would cause, or have the effect of causing, the Company to become a Reporting Issuer or to take any other action, other than the issuance of the Debentures to Holder, the effect of which would be to cause the Underlying Shares to be restricted securities (as such term is defined in Rule 144 promulgated under the Securities Act), the Company agrees to give written notification of such to the Holders of the Debentures and the Underlying Shares then outstanding at least two weeks prior to such filing or taking of the proposed action. If any of the Debentures or the Underlying Shares are then outstanding, the Company agrees to include in such registration statement the Escrow Shares unless the Underlying Shares would be freely transferable upon exercise of the Debentures without such registration, so as to permit the public resale thereof. All costs and expenses of registration shall be borne by the Company.

      If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company will so advise the Holders. In such event, these registration rights shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter selected by the Company. In the event that the lead or managing underwriter in its good faith judgment determines that material adverse market factors require a limitation on the number of shares to be underwritten, the underwriter may limit the number of Registrable Securities. In such event, the Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated pro rata among all Holders and other participants, including the Company, in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and other securities which they had requested to be included in such registration statement at the time of filing the registration statement. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter, provided such notice is delivered within sixty (60) days of full disclosure of such terms to such Holder, without thereby affecting the right of such Holder to participate in subsequent offerings hereunder.

      Notwithstanding the foregoing, if the Company for any reason shall have taken any action, other than the issuance of the Debentures to the Purchaser, the effect of which would be to cause the Underlying Shares to be restricted securities (as such term is defined in Rule 144 promulgated under the Securities
Act), the Company agrees to immediately file with the SEC and cause to become effective a registration statement which would permit the public resale of the Escrow Shares in such states of the United States as the Holders thereof shall reasonably request. All costs and expenses of such registration and related Blue Sky filings shall be borne by the Company.

      Section 8. Absolute Payment Obligation; Limitation on Prepayment. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein. The Company may not prepay any portion of the outstanding principal amount on the Debentures except in accordance with Section 5 hereof.

      Section 9. No Rights of Stockholders. Except as otherwise provided herein, this Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

      Section 10. Loss, Theft, Mutilation or Destruction. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of an affidavit of such loss, theft or destruction of such Debenture, and, if requested by the Company, an agreement to indemnity the Company in form reasonably acceptable to the Company.

      Section 11. Governing Law. This Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Any action to enforce the terms of this Debenture, the Purchase Agreement or any other Transaction Document shall be exclusively brought in the state and/or federal courts in the state and county of New York. Service of process in any action by the Holder to enforce the terms of this Debenture may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to the Company at its address set forth in the Purchase Agreement.

      Section 12. Notices. Except as otherwise provided in Section 4(j) hereof, all notices or other communications required or permitted to be given hereunder shall be deemed duly given and received if in writing upon facsimile transmission (with written transmission confirmation report) at the number designated below for the Company and at the facsimile number for the Holder set forth in the Debenture Register (in each case, if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) whichever shall first occur. The addresses for such communications shall be:

            If to the Company:   Scores Holding Company Inc.
                                 150 East 58th Street
                                 New York, NY 10155
                                 Attn:  Richard Goldring, President
                                 Tel:  (212) 421-9764
                                 Fax:  (212) 421-9765

            With copies to:      Kaplan Gottbetter & Levenson, LLP
                                 630 Third Avenue
                                 New York, NY 10017-6705
                                 Attn:  Adam S. Gottbetter, Esq.
                                 Tel:  (212) 983-6900
                                 Fax:  (212) 983-9210

            If to the Holder:    To the address or/or facsimile number set forth
                                 in the Debenture Register

            With copies to:      Kaplan Gottbetter & Levenson, LLP
                                 630 Third Avenue
                                 New York, NY 10017-6705
                                 Attn:  Adam S. Gottbetter, Esq.
                                 Tel:  (212) 983-6900
                                 Fax:  (212) 983-9210

            If to Escrow Agent:  Kaplan Gottbetter & Levenson, LLP
                                 630 Third Avenue
                                 New York, NY 10017-6705
                                 Attn:  Adam S. Gottbetter, Esq.
                                 Tel:  (212) 983-6900
                                 Fax:  (212) 983-9210

or such other address as may be designated hereafter by notice given pursuant to the terms of this Section 12.

      Section 13. Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the

Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

      Section 14. Invalidity. If any provision of this Debenture is held to be invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is held to be inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

      Section 15. Payment Dates. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next following Business Day.

      Section 16. Transfer; Assignment. This Debenture may not be transferred or assigned, in whole or in part, at any time, except in compliance by the transferor and the transferee with applicable federal and state securities laws.

      Section 17. Fees of Enforcement. In the event any Party commences legal action to enforce its rights under this Debenture, the non-prevailing party shall pay all reasonable costs and expenses (including but not limited to reasonable attorney's fees, accountant's fees, appraiser's fees and investigative fees) incurred in enforcing such rights.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized as of the date first above indicated.


                                          SCORES HOLDING COMPANY INC.



Attest:_______________________________    By: _________________________________
                                              Name:  Richard Goldring
                                              Title: President

                                   APPENDIX I

                              NOTICE OF CONVERSION
                          AT THE ELECTION OF THE HOLDER

(To be Executed by the Registered Holder in order to Convert the Debentures)

Except as provided by Section 4(b) of the Debentures, the undersigned hereby irrevocably elects to convert the attached Debenture into shares of Common Stock, $.001 par value (the "Common Stock"), of HEIR Holding Co., Inc. (the "Company") according to the provisions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. A fee of $350 will be charged by the Escrow Agent to the Holder for each conversion. No other fees will be charged to the Holder, except for transfer taxes, if any.

Conversion calculations:

                       ---------------------------------------------------------

                       ---------------------------------------------------------
                       Principal Amount of Debentures to be Converted

                       ---------------------------------------------------------

                       ---------------------------------------------------------
                       Applicable Conversion Price (Pursuant to Section 4(c)(v))

                       ---------------------------------------------------------

                       ---------------------------------------------------------
                       Signature

                       ---------------------------------------------------------
                       Name

                       ---------------------------------------------------------
                       Address

                                   APPENDIX II

                              CONVERSION PROCEDURE

         1. At any time and from time to time during the term of the Debentures, the Holder may deliver to the Escrow Agent written notice (a "Notice of Conversion") that it has elected to convert the Debentures registered in the name of such Holder in whole or in part in accordance with the terms of the Debentures, and the Notice of Conversion shall be in the form annexed as APPENDIX I to Debentures. A fee of $350 shall accompany every Notice of Conversion delivered to the Escrow Agent.

         2. The Holder shall send by facsimile the executed Notice of Conversion to the Escrow Agent by 4:00 p.m. New York time on the Conversion Date. The Escrow Agent shall send the Notice of Conversion by facsimile to the Company by the end of the Business Day on the Conversion Date, assuming received by 6:00 p.m. New York time and if thereafter on the next Business Day, at the facsimile telephone number of the Company. Any such notice shall be deemed given and effective upon the transmission of such facsimile at the facsimile telephone number specified in this paragraph 2 (with printed confirmation of transmission). In the event that the Escrow Agent receives the Notice of Conversion after 4:00 p.m. New York time on any Business Day or at any time on a day that is not a Business Day, notice shall be deemed to have been given the next following Business Day.

         3. The Company shall have two (2) Business Days from transmission of the Notice of Conversion by the Escrow Agent to object only to the calculation of the number of Escrow Shares to be released. If the Company fails to object to the calculation of the number of Escrow Shares to be released within said time, then the Company shall be deemed to have waived any objections to said calculation and to have directed Escrow Agent to release same. The Company's only basis for any objection hereunder shall be to the calculation of the number of Escrow Shares to be released. In the event of such an objection, the parties shall have two (2) Business Days to agree on the number of Escrow Shares to be released pursuant to said Conversion. In the event that the parties cannot agree on the number of Escrow Shares to be released in said time, then the Company shall commence a legal action in the appropriate state or federal court in the state and county of New York, within five (5) Business Days of the transmittal of the Notice of Conversion by the Escrow Agent to the Company. If the Company does not commence such legal action within said five (5) Business Days, the Escrow Agent shall release the number of shares stated in the Notice of Conversion to the Holder and the Company's objection shall be deemed withdrawn and waived with prejudice. If the Escrow Agent does not receive said objection notice within the time period set forth above from the Company, the Escrow Agent shall release from escrow and deliver to the Holder certificates or instruments representing the number of Escrow Shares issuable to the Holder in accordance with such conversion on the second Business Day from the transmittal to the Company of the Notice of Conversion. In the event that the certificates evidencing the Escrow Shares held by the Escrow Agent are not in denominations appropriate for such delivery to the Holder, the Escrow Agent shall request the Company to cause its transfer agent and registrar to reissue certificates in smaller denominations. The Escrow Agent shall, however, immediately release to the requesting Holder certificates representing such lesser number of shares as the denominations in its possession will allow that is closest to but no more than the actual number to be released to such Holder. Upon receipt of the reissued shares in lesser denominations from the Company's transfer agent, the Escrow Agent shall release to such Holder the balance of the shares due to such Holder.

         4. The Holder shall send the original Debentures and Notice of Conversion to the Escrow Agent via FedEx or other commercial overnight courier, along with a fee of $350, instructions regarding names and amount of certificates for the issuance of the Underlying Shares and, if conversion is not in full, instructions as to the re-issuance of the balance of the Debentures; provided, however, that if the Escrow Agent is holding the Debentures, then the Notice of Conversion may be faxed and the fee may be transmitted via wire transfer to the Escrow Agent. The Escrow Agent shall deliver the foregoing to the Company within two (2) Business Days of the Escrow Agent's receipt thereof. In the event that the Escrow Agent has custody of the Debentures, the Escrow Agent shall notify the Company and the Holder in writing of the balance of the Debentures remaining and the Company and the Holder shall acknowledge such notice in writing, in lieu of issuance of new Debentures for the balance.

         5. If the Company will be issuing new Debentures, it will send such new Debentures to the Escrow Agent within five (5) Business Days of its receipt of the original Debentures and Notice of Conversion. The Escrow Agent shall send the Underlying Shares to the Holder in accordance with Holder's instructions within two (2) Business Days of receipt of the Notice of Conversion and will send the new Debentures representing the Debentures (if any) to the Holder upon receipt.

         6. The Escrow Agent agrees to notify the Company in writing by facsimile each time the Escrow Agent releases Escrow Shares to the Holder. Until any such release and notification are given to the Company, the Escrow Shares shall not be deemed to be validly issued and outstanding shares of capital stock of the Company. Such notification shall be given when the Escrow Agent delivers the Notice of Conversion Debentures.

         7. The Company agrees that, at any time the conversion price of the Debentures is such that the number of Escrow Shares with respect to the Debentures is less than 200% of the number of shares of Common Stock that would be needed to satisfy full conversion of all of the Debentures given the then current conversion price (the "Full Conversion Shares"), upon five (5) days written notice of such circumstance to the Company by a Holder and/or Escrow Agent, it will issue additional share certificates, in the names of all Holders and deliver same to the Escrow Agent, such that the new number of Escrow Shares with respect to the Debentures is equal to 200% of the Full Conversion Shares.

                                   EXHIBIT 2.2

                                ESCROW AGREEMENT

                  ESCROW AGREEMENT (this "Agreement"), dated as of August 7, 2002, by and among Scores Holding Company Inc., a Utah corporation with its principal place of business at 150 East 58th Street, New York, NY 10155 (the "Company"); Kaplan Gottbetter & Levenson, LLP with its principal place of business at 630 Third Avenue, New York, NY 10017 (the "Escrow Agent"); and HEM Mutual Assurance LLC, a Colorado limited liability company with offices at One Tabor Center, 1200 17th Street, Suite 1000, Denver, Colorado 80202 (the "Purchaser").

                                    RECITALS

                  A. Immediately preceding the execution of this Agreement, the Purchaser and HEIR Holding Co., Inc. ("HEIR") entered into a Convertible Debenture Purchase Agreement (the "Purchase Agreement"), dated as of the date hereof and incorporated herein by reference, pursuant to which HEIR issued and sold and the Purchaser purchased certain of HEIR's debentures (the "HEIR Debentures").

                  B. Simultaneous with the execution of this Agreement, the Company has entered into an Agreement and Plan of Merger with Scores Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company ("SAC"), and HEIR pursuant to which SAC has been merged with and into HEIR (the "Merger") and all of the issued and outstanding capital stock of HEIR has been acquired by the Company making HEIR, the surviving corporation in the Merger, a wholly owned subsidiary of the Company.

                  C. Pursuant to the Merger and acquisition of HEIR by the Company, the Company has agreed to assume HEIR's obligation to Purchaser under the Purchase Agreement, to cancel the HEIR Debenture, to issue to Purchaser a Company Debenture identical in all material respect to the HEIR Debenture and to issue shares of the Company's common stock (the "Escrow Shares") into escrow with the Escrow Agent for purposes of conversions of the Company Debentures, and Purchaser has agreed to such assumption and related transactions.

                  D. In connection with the foregoing, the Escrow Agent has agreed to act as Escrow Agent for the Company Debentures and Escrow Shares in the same manner and to the same extent that it agreed to act as Escrow Agent for the HEIR Debentures and underlying conversion shares.

                  E. The Company has granted the Escrow Agent a power of attorney (the "Power of Attorney") with respect to the Company Debentures and Escrow Shares (collectively the "Securities"), in the form attached hereto as Appendix I.

                  F. The Escrow Agent is willing to act as escrow agent pursuant to the terms of this Agreement with respect to the purchase of the Company Debentures.

                  G. All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

         NOW, THEREFORE, IT IS AGREED:

         1. PROCEDURE FOR ESCROW. The procedures of the escrow shall be governed by the provisions of Article 2 of the Purchase Agreement and Exhibit C thereto.

         2. TERMS OF ESCROW. The terms of the escrow shall be governed by
Article 4 of the Purchase Agreement, and Articles 3 and 4 of the Company Debentures.

         3. DUTIES AND OBLIGATIONS OF THE ESCROW AGENT.

                  (a) The parties hereto agree that the duties and obligations of the Escrow Agent shall be only those obligations herein specifically provided and no other. The Escrow Agent's duties are those of a depositary only, and the Escrow Agent shall incur no liability whatsoever, except as a direct result of its willful misconduct or gross negligence in the performance of its duties hereunder;

                  (b) The Escrow Agent may consult with counsel of its choice, and shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with the advice of such counsel;

                  (c) The Escrow Agent shall not be bound in any way by the terms of any other agreement to which the Purchaser and the Company are parties, whether or not the Escrow Agent has knowledge thereof, and the Escrow Agent shall not in any way be required to determine whether or not any other agreement has been complied with by the Purchaser and the Company, or any other party thereto. The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Agreement unless the same shall be in writing and signed by the Purchaser and the Company and agreed to in writing by the Escrow Agent;

                  (d) If the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands which, in its opinion, are in conflict with any of the provisions of this Agreement, the Escrow Agent shall be entitled to refrain from taking any action other than keeping safely the Consideration (as defined below) or taking certain action until the Escrow Agent is directed otherwise in writing jointly by the Purchaser and the Company or by a final judgment of a court of competent jurisdiction;

                  (e) The Escrow Agent shall be fully protected in relying upon any written notice, demand, certificate or document which the Escrow Agent, in good faith, believes to be genuine. The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents or securities now or hereafter deposited hereunder or of any endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement;

                  (f) The Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to defend any legal proceedings which may be instituted against it or in respect of the Consideration;

                  (g) If the Escrow Agent at any time, in its sole discretion, deems it necessary or advisable to relinquish custody of any of the Securities (to the extent delivered to the Escrow Agent pursuant hereto, the "Consideration"), it may do so by delivering the same to another Person that agrees to act as escrow agent hereunder and whose substitution for the Escrow Agent is agreed upon in writing by the Purchaser and the Company. If no such escrow agent is selected within three (3) days after the Escrow Agent gives notice to the Purchaser and the Company of the Escrow Agent's desire to so relinquish custody of the Consideration and resign as Escrow Agent, then the Escrow Agent may do so by delivering the Consideration to the clerk or other proper officer of a state or federal court of competent jurisdiction situate in the state and county of New York. The fee of any court officer shall be borne by the Company. Upon such delivery, the Escrow Agent shall be discharged from any and all responsibility or liability with respect to the Consideration and this Agreement and each of the Company and the Purchaser shall promptly pay all monies it may owe to the Escrow Agent for its services hereunder, including, but not limited to, reimbursement of its out-of-pocket expenses pursuant to paragraph (i) below;

                  (h) This Agreement shall not create any fiduciary duty on the Escrow Agent's part to the Purchaser or the Company, nor disqualify the Escrow Agent from representing either party hereto in any dispute with the other, including any dispute with respect to the Consideration; provided, however, that in the event of such dispute, the Escrow Agent shall have the right to commence an interpleader action in any court of competent jurisdiction of the state of New York or of the United States located in the county and state of New York, deposit the Consideration with such court;

                  (i) The parties acknowledge and agree that the Escrow Agent is counsel to the Purchaser. The parties agree to, and agree not to object to, the Escrow Agent's engagement as Escrow Agent hereunder;

                  (j) Upon the performance of this Agreement, the Escrow Agent shall be deemed released and discharged of any further obligations hereunder.

         4. INDEMNIFICATION.

                  (a) The Purchaser hereby indemnifies and holds free and harmless the Escrow Agent from any and all losses, expenses, liabilities and damages (including but not limited to reasonable attorney's fees, and amounts paid in settlement) resulting from claims asserted by the Company against the Escrow Agent with respect to the performance of any of the provisions of this Agreement;

                  (b) The Company hereby indemnifies and holds free and harmless the Escrow Agent from any and all losses, expenses, liabilities and damages (including but not limited to reasonable attorney's fees, and amount paid in settlement) resulting from claims asserted by the

Purchaser against the Escrow Agent with respect to the performance of any of the provisions of this Agreement;

                  (c) The Purchaser and the Company, jointly and severally, hereby indemnify and hold the Escrow Agent harmless from and against any and all losses, damages, taxes, liabilities and expenses that may be incurred by the Escrow Agent, arising out of or in connection with its acceptance of appointment as the Escrow Agent hereunder and/or the performance of its duties pursuant to this Agreement, the Purchase Agreement, the Securities and the Power of Attorney, including, but not limited to, all legal costs and expenses of the Escrow Agent incurred defending itself against any claim or liability in connection with its performance hereunder, provided that the Escrow Agent shall not be entitled to any indemnity for any losses, damages, taxes, liabilities or expenses that directly result from its willful misconduct or gross negligence in its performance as Escrow Agent hereunder

                  (d) In the event of any legal action or proceeding involving any of the parties to this Agreement which is brought to enforce or otherwise adjudicate any of the rights or obligations of the parties hereunder, the non-prevailing party or parties shall pay the legal fees of the prevailing party or parties and the legal fees, if any, of the Escrow Agent.

         5. MISCELLANEOUS.

                  (a) All notices, including Notices of Conversion, objections, requests, demands and other communications sent to any party hereunder shall be deemed duly given if (x) in writing and sent by facsimile transmission to the Person for whom intended if addressed to such Person at its facsimile number set forth below or such other facsimile number as such Person may designate by notice given pursuant to the terms of this Section 5 and (y) the sender has confirmation of transmission:

                  (i)    If to the Company:       Scores Holding Company Inc.
                                                  150 East 58th Street
                                                  New York, New York 10155
                                                  Attn:  Richard Goldring,
                                                  President
                                                  Tel: (212) 421-9764
                                                  Fax: (212) 421-9765

                         With copies to:          Kaplan Gottbetter & Levenson,
                                                  LLP
                                                  630 Third Avenue, 5th Floor
                                                  New York, New York 10017-6705
                                                  Attn: Adam S. Gottbetter, Esq.
                                                  Tel: (212) 983-6900
                                                  Fax: (212) 983-9210

                  (ii)   If to the Purchaser:     See Schedule 1 to the
                                                  Purchase Agreement.

                         With copies to           Kaplan Gottbetter & Levenson,
                                                  LLP
                                                  630 Third Avenue, 5th Floor
                                                  New York, New York 10017-6705
                                                  Attn: Adam S. Gottbetter, Esq.
                                                  Tel:  (212) 983-6900
                                                  Fax:  (212) 983-9210

                  (iii)  If to the Escrow Agent:  Kaplan Gottbetter & Levenson,
                                                  LLP
                                                  630 Third Avenue, 5th Floor
                                                  New York, New York 10017-6705
                                                  Attn: Adam S. Gottbetter, Esq.
                                                  Tel:  (212) 983-6900
                                                  Fax:  (212) 983-9210

                  (b) This Agreement has been prepared, negotiated and delivered in the state of New York and shall be governed by and construed and enforced in accordance with the laws of the state of New York applicable to contracts entered into and performed entirely within New York, without giving effect to the principles of New York law relating to the conflict of laws.

                  (c) This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

                  (d) This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

         6. TERMINATION OF ESCROW. The term of this Escrow Agreement shall begin upon the date hereof and shall continue until terminated upon the earlier to occur of (i) full conversion of the Debentures (ii) the Maturity Date (as defined in the Debentures), and (iii) the written agreement of the parties to terminate this Agreement. Upon the termination of this Escrow Agreement, the Escrow Agent shall return any of the Consideration then held by it to the Company pursuant to the Purchase Agreement and the other Transaction Documents.

                           [ SIGNATURE PAGE FOLLOWS ]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed the day and year first above written.

Escrow Agent:                               The Company:

Kaplan Gottbetter & Levenson, LLP           SCORES HOLDING COMPANY INC.


By:                                         By:
    ----------------------------               --------------------------------
    Name:  Adam Gottbetter                     Name:  Richard Goldring
    Title: Managing Partner                    Title: President


                                            Purchaser:

                                            HEM MUTUAL ASSURANCE LLC

                                            By:
                                               --------------------------------
                                               Name:   Pierce Loughran
                                               Title:  Manager

                                   APPENDIX I

FORM 26/33-DPOA/S-97

Power of Attorney; Statutory Short Form, Revised 1/1/97 - (with Affidavit of Effectiveness (C)

CONSULT YOUR LAWYER BEFORE SIGNING THIS INSTRUMENT - THIS INSTRUMENT SHOULD BE USED BY LAWYERS ONLY

                        DURABLE GENERAL POWER OF ATTORNEY
                          NEW YORK STATUTORY SHORT FORM
               THE POWERS YOU GRANT BELOW CONTINUE TO BE EFFECTIVE
                    SHOULD YOU BECOME DISABLED OR INCOMPETENT

CAUTION: THIS IS AN IMPORTANT DOCUMENT IT GIVES THE PERSON WHOM YOU DESIGNATE (YOUR "AGENT") BROAD POWERS TO HANDLE YOUR PROPERTY DURING YOUR LIFETIME WHICH MAY INCLUDE POWERS TO MORTGAGE, SELL, OR OTHERWISE DISPOSE OF ANY REAL OR PERSONAL PROPERTY WITHOUT ADVANCE NOTICE TO YOU OR APPROVAL BY YOU. THESE POWERS WILL CONTINUE TO EXIST EVEN AFTER YOU BECOME DISABLED OR INCOMPETENT. THESE POWERS ARE EXPLAINED MORE FULLY IN NEW YORK GENERAL OBLIGATIONS LAW, ARTICLE 5, TITLE 15, SECTION 5-1502A THROUGH 5-1503 WHICH EXPRESSLY PERMIT THE USE OF ANY OTHER OR DIFFERENT FORM OF POWER OF ATTORNEY.

THIS DOCUMENT DOES NOT AUTHORIZE ANYONE TO MAKE MEDICAL OR OTHER HEALTH CARE DECISIONS. YOU MAY EXECUTE A HEALTH CARE PROXY TO DO THIS.

(IF THERE IS ANYTHING ABOUT THIS FORM THAT YOU DO NOT UNDERSTAND, YOU SHOULD ASK A LAWYER TO EXPLAIN IT TO YOU.)

THIS is intended to constitute a DURABLE GENERAL POWER OF ATTORNEY pursuant to
Article 5, Title 15 of the New York General Obligations Law:

                SCORES HOLDING COMPANY INC., with an address at
                    150 East 58th Street, New York, NY 10155

                         (insert your name and address)

does hereby appoint:__________________________      ___________________________
                   (If 1 person is to be appointed agent, insert the name and address of your agent above)

Adam S. Gottbetter     residing at     630 Third Avenue, 5th Floor, New York, NY 10017-6705
Steven M. Kaplan       residing at     630 Third Avenue, 5th Floor, New York, NY 10017-6705
Paul R. Levenson       residing at     630 Third Avenue, 5th Floor, New York, NY 10017-6705

      (If 2 or more persons are to be appointed agents by you insert their names and addresses above.)

my attorney(s)-in-fact TO ACT (If more than one agent is designated, CHOOSE ONE of the following two choices by putting your initials in ONE of the blank spaces to the left of your choice;)

                       (X) Each agent may SEPARATELY act.
                       ( ) All agents must act TOGETHER.

      (If neither blank space is initialed, the agents will be required to act TOGETHER)

IN MY NAME, PLACE AND STEAD in any way which I myself could do, if I were personally present, with respect to the following matters as each of them is defined in Title 15 of Article 5 of the New York General Obligations Law to the extent that I am permitted by law to act through an agent:

(DIRECTIONS: INITIAL IN THE BLANK SPACE TO THE LEFT OF YOUR CHOICE ANY ONE OR MORE OF THE FOLLOWING LETTERED SUBDIVISIONS AS TO WHICH YOU WANT TO GIVE YOUR AGENT AUTHORITY. IF THE BLANK SPACE TO THE LEFT OF ANY PARTICULAR LETTERED SUBDIVISION IS NOT INITIALED, NO AUTHORITY WILL BE GRANTED FOR MATTERS THAT ARE INCLUDED IN THAT SUBDIVISION. ALTERNATIVELY, THE LETTER CORRESPONDING TO EACH POWER YOU WISH TO GRANT MAY BE WRITTEN OR TYPED ON THE BLANK LINE IN SUBDIVISION "(Q)", AND YOU MAY THEN PUT YOUR INITIALS IN THE BLANK SPACE TO THE LEFT OF SUBDIVISION "(Q)" IN ORDER TO GRANT EACH OF THE POWERS SO INDICATED)

( )  (A)    real estate transactions;
( )  (B)    chattel and goods transactions;
( )  (C)    bond, share and commodity transactions;
( )  (D)    banking transactions;
( )  (E)    business operating transactions;
( )  (F)    insurance transactions;
( )  (G)    estate transactions;
( )  (H)    claims and litigation;
( )  (I)    personal relationships and affairs;
( )  (J)    benefits from military service;
( )  (K)    records, reports and statements;
( )  (L)    retirement benefit transactions;
( )  (M)    making gifts to my spouse, children and more remote descendants, and parents, not to exceed in the aggregate $10,000 to each of such persons in any year;
( )  (N)    tax matters;
( )  (O)    all other matters;
( )  (P)    full and unqualified authority to my attorney(s)-in-fact to delegate any or all of the foregoing powers to any person or persons whom my attorney(s)-in-fact shall select;
(X)  (Q)    each of the matters identified by the following letters:  C and E


(Special provisions and limitations may be included in the statutory short form durable power of attorney only if they conform to the requirements of Section 5-1503 of the New York General Obligations Law.)

                                SEE ATTACHMENT A

Special Additional Provisions: The powers granted under (A) through (C) above shall include the sale of a cooperative housing unit and are enlarged so that all fixtures and articles of personal property which at the time of such transaction are or which may thereafter be attached to or used in connection with the real or personal property may be included in the agreements or other instruments to be executed and delivered in connection with any transactions and which may be described in said instruments with more particularity. This Power of Attorney is not subject to question because an instrument executed hereunder fails to recite or recites only nominal consideration paid therefore and any person dealing with the subject matter of such instrument may do so as if full consideration had been expressed therein.

THIS DURABLE POWER OF ATTORNEY SHALL NOT BE AFFECTED BY MY SUBSEQUENT DISABILITY OR INCOMPETENCE.

If every agent named above is unable or unwilling to serve, I appoint residing at

(insert name and address of successor)
to be my agent for all purposes hereunder.                               JUD 134

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, I HEREBY AGREE THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND I FOR MYSELF AND FOR MY HEIRS, EXECUTORS, LEGAL REPRESENTATIVES AND ASSIGNS, HEREBY AGREE TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

THIS DURABLE GENERAL POWER OF ATTORNEY MAY BE REVOKED BY ME AT ANY TIME.

IN WITNESS WHEREOF I have hereunto signed my name this 7th day of August, 2002.

                           SCORES HOLDING COMPANY INC.

    (YOU SIGN HERE:) = By: ______________________________________, President
                                  (Signature of principal)

The statute requires that this instrument be acknowledged by the principal. No express provision is made for proof by subscribing witness.


STATE OF                 COUNTY OF              ) SS.:

On the          day of               ,20    , before me personally came

to me known to be the individual described in and who executed the foregoing instrument and acknowledged that he executed same.

STATE OF                 COUNTY OF              ) SS.:

On the          day of               ,20    , before me personally came

to me known to be the individual described in and who executed the foregoing instrument and acknowledged that he executed same.


                         AFFIDAVIT OF EFFECTIVENESS (C)

STATE OF               COUNTY OF          ) SS.:

                                                                   , residing at

                                                being duly sworn does depose and
say that I am the Attorney-in-Fact under the above Power of Attorney. That said Power of Attorney is a valid and subsisting Power which has not been revoked by the death of the principal(s) or otherwise; that I have no actual knowledge of a revocation of the foregoing Power; and, I warrant and represent that I have full and unqualified authority to execute the
                                                          [Deed, Mortgage, etc.]

knowing that,       will rely upon the representations made herein as inducement to accept such instrument(s) and this Power of Attorney as evidence of my authority to act.


                                                                ATTORNEY IN FACT

SWORN AND SUBSCRIBED TO BEFORE ME THIS      DAY OF                     , 2002


                          (NOTARY AFFIX STAMP AT RIGHT)
                        DURABLE GENERAL POWER OF ATTORNEY

                          REVISED STATUTORY SHORT FORM

TITLE NO.                                                        DISTRICT
                                                                 SECTION
                                                                 BLOCK
                                                                 LOT
                                                                 COUNTY OR TOWN


--------------------------------------------------------------------------------
                           RECORDED AT THE REQUEST OF
                           --------------------------
                               RETURN BY MAIL TO:


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                       RESERVED FOR RECORDING OFFICE USE


--------------------------------------------------------------------------------

                            DURABLE POWER OF ATTORNEY
                          NEW YORK STATUTORY SHORT FORM
                              DATED AUGUST 7, 2002,
                 BY SCORES HOLDING COMPANY INC. (THE "COMPANY")

                                  ATTACHMENT A

         The attached power of attorney is limited by and subject to the terms and conditions of the Convertible Debenture Purchase Agreement by and between HEIR Holding Co., Inc. ("HEIR") and HEM Mutual Assurance LLC (the "Purchaser") dated August 7, 2002 (the "Purchase Agreement"), the Escrow Agreement by and among the Company, Kaplan Gottbetter & Levenson, LLP and the Purchaser dated August 7, 2002 (the "Escrow Agreement"), and, to be issued upon the closing of, and in accordance with, the Agreement and Plan of Merger dated August 7, 2002 among the Company, HEIR and Scores Acquisition Corp., the Company's one percent (1%) Convertible Debentures, due August 6, 2007, for an aggregate purchase price of $1,000,000 (the "Debentures"), and such power of attorney can only be acted upon to enforce the rights of the Purchaser and its successors and assigns under
Section 4.15 of the Purchase Agreement and Section 4 of the Debentures and to grant the appointed agents the power to issue the opinions of counsel in substantially the same form as the opinions contained in Exhibit F to the Purchase Agreement, all including, but not limited to, the issuance and delivery of shares of Common Stock, removing stop transfer orders and restrictions, and replenishing the Escrow Shares (as defined in the Purchase Agreement) under the aforementioned documents.

         This power of attorney shall expire upon the full and complete satisfaction of all of the Company's obligations under the Purchase Agreement, the Escrow Agreement and the Debentures.

         IN WITNESS WHEREOF I have hereunto signed my name this 7th day of August, 2002.

                                              SCORES HOLDING COMPANY INC.


                                              By:
                                                  --------------------------
                                                  Name:  Richard Goldring
                                                  Title: President

Signed and sworn to before me on
August 7, 2002


-------------------------------
 Notary Public

                                 EXHIBIT 6.1(b)

                                                              August 7, 2002


Scores Holding Company Inc.
Scores Acquisition Corp.
150 E. 58th Street
New York, NY 10155

Gentlemen:

         We have acted as counsel to HEIR Holding Co., Inc., a Delaware corporation ("HEIR"), in connection with the Agreement and Plan of Merger (the "Agreement") dated as of August 7, 2002, by and among HEIR, Scores Holding Company Inc. ("SCOH") and Scores Acquisition Corp. ("SAC"). The Agreement together with all other documents, instruments, agreements and certificates to be delivered pursuant thereto are herewith referred to as the "Transaction Documents."

         In connection with this opinion, we have examined the Transaction Documents and such other documents, agreements and records of HEIR as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In our examination of such documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as copies, and we have relied upon the aforesaid documents with respect to the accuracy of material factual matters contained therein. We have also assumed, without verification, the due authorization, execution and delivery by each party thereto other than HEIR of each of the Transaction Documents and that such agreements constitute the legal, valid and binding obligations of such parties, and are enforceable against such parties in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by the exercise of judicial discretion in accordance with general principles of equity.

         As to factual matters relevant to our opinion which were not independently established, we have also relied, without independent verification, on the representations and warranties of HEIR contained in the Transaction, Documents and in certificates furnished by officers of HEIR in connection with the related transactions.

         In instances where we have expressed an opinion "to our knowledge," the term "knowledge" refers to the actual knowledge of the attorneys at our firm who have rendered legal services in connection with the Agreement and related transactions, and we have not undertaken any independent investigation or made inquiries of any outside third parties with respect to such matters.

         Based upon the foregoing and subject to the assumptions, limitations, qualifications and exceptions stated herein, we are of the opinion that:

         (1) HEIR has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

         (2) As of the date hereof and after giving effect to the Closing (as defined in the Agreement), HEIR's authorized capital stock consists of 10,000,000 shares of common stock, par value $0.001 per share ("Common Stock"), of which 3,000,000 shares of Common Stock are issued and outstanding and 1,000,000 shares of preferred stock, $.001 par value, of which no shares are issued and outstanding. All such outstanding shares of Common Stock of HEIR have been duly authorized and validly issued and are fully paid and non-assessable. There are no outstanding rights, options, warrants or other securities which may be convertible into equity securities of HEIR other than $1,000,000 of Convertible Debentures of HEIR issued to HEM Mutual Assurance LLC which are being cancelled and replaced by a like obligation of SCOH to HEM Mutual Assurance LLC pursuant to the Agreement. There are no preemptive or other rights to subscribe for or purchase any Common Stock or other securities of HEIR.

         (3) HEIR has the full legal power and authority to enter into the Agreement, and HEIR has full corporate power and authority to issue and deliver the Company Shares (as defined in the Agreement) at the Closing. The Agreement, and the completion of the activities contemplated by the Agreement, has been duly and validly authorized by all necessary corporate action by HEIR. The Agreement has been duly and validly executed and delivered by and on behalf of HEIR, is a valid and binding Agreement of HEIR and is enforceable against HEIR in accordance with its terms. No approval, authorization, order, consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body is required for the execution and delivery of the Agreement by HEIR or the completion of the activities contemplated by the Agreement except for: (i) the filing of a Certificate of Merger with the Delaware Secretary of State; and (ii) the filing of Form D and blue sky filings (subject to availability of exemption therefrom) by HEIR with the Securities & Exchange Commission and/or with the Colorado Division of Securities.

         (4) The execution and performance of the Agreement, and the consummation of the transactions therein contemplated, did not and will not conflict with or violate any law, statute, judgment, decree, order, rule or regulation of any court or governmental body (including the Securities and Exchange Commission) having jurisdiction over HEIR.

         (5) No action, suit, claim, investigation or proceeding is pending or, to our knowledge, threatened against HEIR.

         The opinions expressed herein are subject to the following additional limitations, qualifications and exceptions:

         (a) We disclaim any opinion as to (i) any provisions in any documents which purport to waive any procedural due process rights, and (ii) any provisions relating to choice of governing law, which choice may depend upon factual circumstances and the laws of other jurisdictions.

         (b) We note that we are members of the bar of the State of New York and express no opinion as to the effect on the matters covered herein of the laws of any jurisdiction other than the State of New York and the Federal securities laws of the United States.

         (c) We express no opinion on the validity, binding effect or enforceability under the provisions of the Transaction Documents: (i) which waive any rights afforded to any party thereto under any statute or constitutional provision; (ii) which waive broadly or vaguely stated rights or future rights, or waive certain rights or defenses to obligations, in each case where such waivers are against statutes, laws or public policy; (iii) that provide that injunctive relief or specific performance may be available as a remedy for breach of any of the Transaction Documents, or (iv) the breach of which a court of competent jurisdiction concludes is not material or does not adversely affect the non-breaching party.

         (d) Insofar as the indemnity provisions of any of the Transaction Documents may encompass indemnification with respect to violation of law, enforcement thereof may be limited by public policies underlying such laws.

         (e) Our opinions on the binding effect and enforceability of any obligation are subject to limitations resulting from the effects of: (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, arrangement and assignment for the benefit of creditors laws and similar laws or judicially developed doctrines, and (ii) general principles of equity, whether applied by a court of law or a court of equity.

         (f) We express no opinion on Federal patent, copyright or trademark, state trademark or other Federal or state intellectual property laws or regulations.

         This opinion is given as of the date hereof and is necessarily limited to the laws now in effect and the facts and circumstances known to us on the date hereof, and we do not undertake or assume any obligations, to review update or supplement this opinion to reflect any facts, circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

         These opinions are limited to the matters expressly stated herein and are rendered solely for your benefit and may not be quoted or relied upon for any other purpose or by any other person.

                                       Very truly yours,

                                       KAPLAN GOTTBETTER & LEVENSON, LLP

                                 EXHIBIT 6.2(b)

                                                              August 7, 2002


HEIR Holding Co., Inc.
150 E. 58th Street
New York, NY 10155

Gentlemen:

         We have acted as counsel to Scores Holding Company, Inc., a Utah corporation ("SCOH"), and Scores Acquisition Corp., a Delaware Corporation ("SAC"), in connection with the Agreement and Plan of Merger (the "Agreement") dated as of August 7, 2002, by and among SCOH, SAC and HEIR Holding Co., Inc. ("HEIR"). The Agreement together with all other documents, instruments, agreements and certificates to be delivered pursuant thereto are herewith referred to as the "Transaction Documents."

         In connection with this opinion, we have examined the Transaction Documents and such other documents, agreements and records of SCOH and SAC as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In our examination of such documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as copies, and we have relied upon the aforesaid documents with respect to the accuracy of material factual matters contained therein. We have also assumed, without verification, the due authorization, execution and delivery by each party thereto other than SCOH and SAC of each of the Transaction Documents and that such agreements constitute the legal, valid and binding obligations of such parties, and are enforceable against such parties in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by the exercise of judicial discretion in accordance with general principles of equity.

         As to factual matters relevant to our opinion which were not independently established, we have also relied, without independent verification, on the representations and warranties of SCOH and SAC contained in the Transaction, Documents and in certificates furnished by officers of SCOH and SAC in connection with the related transactions.

         In instances where we have expressed an opinion "to our knowledge," the term "knowledge" refers to the actual knowledge of the attorneys at our firm who have rendered legal services in connection with the Agreement and related transactions, and we have not undertaken any independent investigation or made inquiries of any outside third parties with respect to such matters.

         Based upon the foregoing and subject to the assumptions, limitations, qualifications and exceptions stated herein, we are of the opinion that:

         (1) SCOH has been duly incorporated and is validly existing and in good standing under the laws of the State of Utah.

         (2) SAC has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

         (3) As of the date hereof, SCOH's authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001 per share ("Common Stock"), of which 15,999,676 shares of Common Stock are issued and outstanding excluding 3,000,000 shares issuable to the shareholders of HEIR pursuant to the Agreement and 4,000,000 shares issuable into escrow pursuant to the Agreement. All such outstanding shares of Common Stock of SCOH have been duly authorized and validly issued and are fully paid and non-assessable. There are no outstanding rights, options, warrants or other securities which may be convertible into equity securities of SCOH other than the $1,000,000 of Convertible Debentures of SCOH issued to HEM Mutual Assurance LLC pursuant to the Agreement. There are no preemptive or other rights to subscribe for or purchase any Common Stock or other securities of SCOH.

         (4) SCOH and SAC each has the full legal power and authority to enter into the Agreement, and SCOH has full corporate power and authority to issue and deliver the Parent Exchange Shares (as defined in the Agreement) at the Closing. The Agreement, and the completion of the activities contemplated by the Agreement, have been duly and validly authorized by all necessary corporate action by SCOH and SAC. The Agreement has been duly and validly executed and delivered by and on behalf of each of SCOH and SAC, is a valid and binding Agreement of each of SCOH and SAC and is enforceable against SCOH and SAC in accordance with its terms. No approval, authorization, order, consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body is required for the execution and delivery of the Agreement by SCOH and SAC or the completion of the activities contemplated by the Agreement except for: (i) the filing of a Certificate of Merger with the Delaware Secretary of State; and (ii) the filing of a Form 8-K by SCOH within fifteen (15) days after the Closing.

         (5) The execution and performance of the Agreement, and the consummation of the transactions therein contemplated, did not and will not conflict with or violate any law, statute, judgment, decree, order, rule or regulation of any court or governmental body (including the Securities and Exchange Commission) having jurisdiction over SCOH or SAC.

         (6) No action, suit, claim, investigation or proceeding is pending or, to our knowledge, threatened against SCOH.

         The opinions expressed herein are subject to the following additional limitations, qualifications and exceptions:

         (a) We disclaim any opinion as to (i) any provisions in any documents which purport to waive any procedural due process rights, and (ii) any provisions relating to choice of governing law, which choice may depend upon factual circumstances and the laws of other jurisdictions.

         (b) We note that we are members of the bar of the State of New York and express no opinion as to the effect on the matters covered herein of the laws of any jurisdiction other than the State of New York and the Federal securities laws of the United States.

         (c) We express no opinion on the validity, binding effect or enforceability under the provisions of the Transaction Documents: (i) which waive any rights afforded to any party thereto under any statute or constitutional provision; (ii) which waive broadly or vaguely stated rights or future rights, or waive certain rights or defenses to obligations, in each case where such waivers are against statutes, laws or public policy; (iii) that provide that injunctive relief or specific performance may be available as a remedy for breach of any of the Transaction Documents, or (iv) the breach of which a court of competent jurisdiction concludes is not material or does not adversely affect the non-breaching party.

         (d) Insofar as the indemnity provisions of any of the Transaction Documents may encompass indemnification with respect to violation of law, enforcement thereof may be limited by public policies underlying such laws.

         (e) Our opinions on the binding effect and enforceability of any obligation are subject to limitations resulting from the effects of: (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, arrangement and assignment for the benefit of creditors laws and similar laws or judicially developed doctrines, and (ii) general principles of equity, whether applied by a court of law or a court of equity.

         (f) We express no opinion on Federal patent, copyright or trademark, state trademark or other Federal or state intellectual property laws or regulations.

         This opinion is given as of the date hereof and is necessarily limited to the laws now in effect and the facts and circumstances known to us on the date hereof, and we do not undertake or assume any obligations, to review update or supplement this opinion to reflect any facts, circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

         These opinions are limited to the matters expressly stated herein and are rendered solely for your benefit and may not be quoted or relied upon for any other purpose or by any other person.

                                       Very truly yours,

                                       KAPLAN GOTTBETTER & LEVENSON, LLP

                                 Schedule 2.1(b)

List of Company Shareholders and Number of Parent Exchange Shares to be Received

--------------------------------------------------------------------------------
                        NUMBER OF COMPANY SHARES       NUMBER OF PARENT EXCHANGE
COMPANY SHAREHOLDER      OWNED PRIOR TO MERGER           SHARES TO BE RECEIVED
--------------------------------------------------------------------------------
Richard Goldring                1,000,000                     1,000,000
--------------------------------------------------------------------------------
Elliot Osher                    1,000,000                     1,000,000
--------------------------------------------------------------------------------
William Osher                   1,000,000                     1,000,000
--------------------------------------------------------------------------------

                                 Schedule 4.1(a)

                              Company Jurisdictions

                    Delaware - Jurisdiction of Incorporation

                                 Schedule 4.1(b)

                                Company Conflicts

                                      None

                                 Schedule 4.1(f)

                 Company Real Property/Leases/Personal Property

                                      None

                                 Schedule 4.1(h)

                           Company Accounts Receivable

                                      None

                                 Schedule 4.1(j)

                                  Company Taxes

                                      None

                                 Schedule 4.1(m)

                            Company Legal Proceedings

                                      None

                                 Schedule 4.1(n)

                       Company Absence of Certain Changes

On July 29, 2002 the Company's Certificate of Incorporation was amended to increase its authorized capitalization from 1,500 shares of capital stock, no par value to 10,000,000 shares of common stock, $.001 par value, and 1,000,000 shares of preferred stock, $.001 par value. At the time of the filing the Company had 300 shares of stock issued and outstanding. As a result of the filing, on July 30, 2002, the Company designated its outstanding shares as common shares and effected a 10,000 for 1 forward split resulting an outstanding capitalization of 3,000,000 common shares.

                                 Schedule 4.1(o)

                           Company Material Contracts

         1. Intellectual Property Purchase Agreement effective as of April 16, 2001 between the Company and Scores Entertainment, Inc.

         2. License Agreement dated April 16, 2001 between the Company and Scores Entertainment, Inc.

         3. License Agreement between the Company and Go West Entertainment Inc. dated August 15, 2001 as amended on March 3, 2002.

                                 Schedule 4.1(p)

                                Company Insurance

                                      None

                                 Schedule 4.1(s)

                          Company Intellectual Property

         A. U.S. Trademark Registration No. 1855829 for SCORES SHOWROOM with design (INT 25, 41, 42);

         B. U.S. Trademark Registration No. 1830405 for SCORES NEW YORK with design (INT 25, 41, 42);

         C.       U.S. Trademark Registration No. 1830135 for SCORES (INT. 6,
                  41, 42);

         D. European Community Trademark Application No. 001635283 for SCORES (stylized) (INT 6, 25, 41, 42);

         E. European Community Trademark Application No. 001636455 for SCORES SHOWROOM and design (INT 6, 25, 41, 42);

         F. Canadian Trademark Application No. 1062483 for SCORES (stylized) (INT 6, 25, 41, 42);

         G. Canadian Trademark Application No. 1062484 for SCORES SHOWROOM and design (INT 6, 25, 41, 42);

         H. Japanese Trademark Application No. 2000-048753 for SCORES SHOWROOM and design (INT 6, 25, 41, 42);

         I. Japanese Trademark Application NO. 2000-048754 for SCORES (stylized) (INT 6, 25, 41, 42);

         J. Mexican Trademark Application No. 425824 for SCORES SHOWROOM and design (INT 6)

         K. Mexican Trademark Application No. 425282 for SCORES SHOWROOM and design (INT 25);

         L. Mexican Trademark Application No. 425283 for SCORES SHOWROOM and design (INT 41);

         M. Mexican Trademark Application No. 425825 for SCORES SHOWROOM and design (INT 42);

         N. Mexican Trademark Application No. 423799 for SCORES (stylized) (INT 6);

         O. Mexican Trademark Application No. 423797 for SCORES (stylized) (INT 25);

         P. Mexican Trademark Application No. 423800 for SCORES (stylized) (INT 41); and

         Q. Mexican Trademark Application No. 423798 for SCORES (stylized) (INT 42).

                                 Schedule 4.1(x)

                          Company Related Transactions

         The Company Shareholders, Richard Goldring, Elliot Osher and William Osher, are employees of Scores Entertainment, Inc., principal shareholders of Scores Holding Company Inc., and officers and directors of Go West Entertainment, Inc. Richard Goldring is also an officer and director of Scores Holding Company Inc.